UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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ADTRAN, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2011 ANNUAL MEETING
AND
PROXY STATEMENT

March 31, 2011
Dear Stockholder:
     You are cordially invited to attend the 2011 Annual Meeting of Stockholders of ADTRAN, Inc. to be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, May 4, 2011, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor.
     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting, which this year includes proposals concerning executive compensation according with last year’s financial reform legislation. During the meeting, we also will report on ADTRAN’s operations during the past year and our plans for the future. Our directors and officers, as well as representatives from our independent registered public accounting firm, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.
     Please mark, date, sign and return your proxy card in the enclosed envelope, or vote by telephone or over the Internet as directed on the enclosed proxy card, at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.
     For ease of voting, stockholders are encouraged to vote using the Internet. If you would like to reduce the costs incurred by ADTRAN, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically. To sign up for electronic delivery, please vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
Sincerely,

THOMAS R. STANTON
Chairman of the Board

ADTRAN, INC.
901 EXPLORER BOULEVARD
HUNTSVILLE, ALABAMA 35806
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2011
     NOTICE HEREBY IS GIVEN that the 2011 Annual Meeting of Stockholders of ADTRAN, Inc. will be held at ADTRAN’s headquarters at 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Wednesday, May 4, 2011, at 10:30 a.m., local time, for the purposes of considering and voting upon:
1.	A proposal to elect seven directors to serve until the 2012 Annual Meeting of Stockholders;

2.	Two advisory proposals with respect to compensation of officers. These proposals are being presented to accord with the provisions of the Dodd-Frank financial reform legislation of 2010. These proposals are:
(a)	to consider and vote on the following proposal:

“RESOLVED, that the stockholders approve the overall executive compensation policies and procedures employed by the Company as well as the compensation of the named executive officers, all as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in this Proxy Statement.”

(b)	to consider and vote on whether the stockholders shall consider and approve the overall executive compensation policies and procedures employed by the Company and the compensation for named executive officers not less frequently than every three years, two years or one year.
3.	A proposal to adopt the restated ADTRAN, Inc. Variable Incentive Compensation Plan;

4.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN, Inc. for the fiscal year ending December 31, 2011; and

5.	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.
     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 10, 2011 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.
By Order of the Board of Directors.
James E. Matthews
Senior Vice President — Finance,
Chief Financial Officer, Treasurer,
Secretary and Director
Huntsville, Alabama
March 31, 2011

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 4, 2011:
This Notice, the Proxy Statement and the 2010 Annual Report to Stockholders of ADTRAN, Inc. are
available at www.proxyvote.com.
PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR OVER THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD.

VOTING
SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL 2 — SAY-ON-PAY RESOLUTIONS
PROPOSAL 3 — APPROVAL OF THE RESTATED ADTRAN, INC. VARIABLE INCENTIVE COMPENSATION PLAN
NEW PLAN BENEFITS
ADTRAN, INC. VARIABLE INCENTIVE COMPENSATION PLAN
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PRINCIPAL ACCOUNTANT FEES AND SERVICES
STOCKHOLDERS’ PROPOSALS FOR 2012 ANNUAL MEETING
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

ADTRAN, INC.
901 EXPLORER BOULEVARD
HUNTSVILLE, ALABAMA 35806
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2011
     We are providing this Proxy Statement to the stockholders of ADTRAN, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2011 Annual Meeting of Stockholders and at any adjournments of that meeting. The Annual Meeting will be held at ADTRAN’s headquarters, 901 Explorer Boulevard, Huntsville, Alabama, on Wednesday, May 4, 2011, at 10:30 a.m., local time. The meeting will be held in the East Tower on the second floor. When used in this Proxy Statement, the terms “we,” “us,” “our” and “ADTRAN” refer to ADTRAN, Inc.
     The approximate date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is March 31, 2011.
     This Proxy Statement, the attached Notice of Annual Meeting and our 2010 Annual Report to Stockholders are available at www.proxyvote.com.
VOTING
General
     The securities that can be voted at the Annual Meeting consist of our common stock, $0.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is March 10, 2011. On the record date, 64,637,211 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.
Quorum and Vote Required
     The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions, including instructions to withhold authority to vote.
     In voting with regard to Proposal 1, the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.
     In voting with regard to Proposal 2(a), an advisory vote on executive compensation, stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. As the vote is advisory only and not binding there is no required vote. In determining the results of the vote, however, abstentions will have the same legal effect as voting against the proposal.
     In voting with regard to Proposal 2(b), an advisory vote on the frequency of vote on executive compensation, stockholders may vote in favor of holding a vote every three years, every two years or every one year or may abstain from voting. Abstentions will be considered only in establishing the total vote and the percentage of shares voted for each category.
     In voting with regard to Proposal 3, the adoption of the restated Variable Incentive Compensation Plan, stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 3 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposals at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for each proposal and, therefore, will have the same legal effect as voting against the proposal.
     In voting with regard to Proposal 4, the ratification of the appointment of the independent registered public accounting firm, stockholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 4 is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote on the proposals at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote for each proposal and, therefore, will have the same legal effect as voting against the proposal.

     Under the rules of the national stock exchanges that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that those beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals that are considered “discretionary” proposals under the rules of the exchanges. These votes by brokers are considered as votes cast in determining the outcome of any discretionary proposal. We believe that Proposal 4 is discretionary. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but “broker non-votes” are not considered as votes cast in determining the outcome of any proposal. We believe Proposals 1, 2 and 3 are non-discretionary.
     As of March 10, 2011, the record date for the Annual Meeting, our directors and executive officers beneficially owned or controlled approximately 997,095 shares of our common stock, constituting approximately 1.5% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.
Proxies
     You should specify your choices with regard to each of the proposals (1) by telephone as directed on the enclosed proxy card, (2) over the Internet as directed on the enclosed proxy card, or (3) on the enclosed proxy card by signing, dating and returning it in the accompanying postage paid envelope. All properly executed proxy cards delivered by stockholders to ADTRAN in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” approval of a shareholder advisory vote on executive compensation, “FOR” the adoption of the restated Variable Incentive Compensation Plan, and “FOR” the ratification of the appointment of the independent registered public accounting firm. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon those matters according to their judgment.
     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by:
•	giving written notice to James E. Matthews, Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery);

•	executing and delivering to Mr. Matthews a proxy card bearing a later date;

•	voting again prior to the time at which the telephone and Internet voting facilities close by following the procedures applicable to those methods of voting, as directed on the enclosed proxy card; or

•	voting in person at the Annual Meeting.
Please note, however, that under the rules of the national stock exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his proxy and vote his shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchanges, as employed by the beneficial owner’s brokerage firm.
     In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. We have hired Georgeson Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $9,000 plus reasonable out-of-pocket expenses. We will pay all expenses incurred in connection with the solicitation of proxies. We may also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares held of record by them. We will also reimburse such brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
     The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2011, by (1) each of our directors and our director emeritus, (2) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (3) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown except as otherwise noted.

	Common Stock Beneficially Owned(1)
Name and	Number	Percent of
Relationship to Company	of Shares	Class
Thomas R. Stanton Chairman of the Board, Chief Executive Officer and Director	336,049	*
James E. Matthews Senior Vice President — Finance, Chief Financial Officer, Treasurer, Secretary and Director	100,250	*
Raymond R. Schansman Senior Vice President and General Manager, Enterprise Networks	56,239	*
James D. Wilson Senior Vice President and General Manger — Carrier Networks	23,990	*
Michael Foliano Senior Vice President — Global Operations	26,949	*
James L. North Director Emeritus	116,000	*
Roy J. Nichols Director	86,084	*
William L. Marks Director	55,000	*
H. Fenwick Huss Director	35,000	*
Balan Nair Director	26,000	*
Ross K. Ireland Director	20,000	*
All directors, director emeritus and executive officers as a group (14 persons)	997,095	1.5%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)	Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission (“SEC”) regulations and includes shares of our common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of March 10, 2011 as follows: Mr. Stanton — 279,250 shares; Mr. Matthews — 100,250 shares; Mr. Schansman — 52,793 shares; Mr. Wilson — 22,251 shares; Mr. Foliano — 26,750 shares; Mr. North — 45,000 shares; Mr. Nichols — 55,000 shares; Mr. Marks — 55,000 shares; Dr. Huss — 35,000 shares; Mr. Nair — 25,000 shares; Mr. Ireland — 20,000 shares; and all directors and executive officers as a group — 816,424 shares. Pursuant to SEC regulations, all shares not currently outstanding that are subject to options exercisable within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

(2)	The shares shown include: as to Mr. Schansman, 3,539 shares held by 401(k) plan; as to Mr. Wilson, 1,736 shares held by 401(k) plan; as to Mr. Foliano, 199 shares held by 401(k) plan; as to Mr. Nichols, 11,663 shares held in a trust and 5,421 shares held by his wife; and as to all directors and executive officers as a group, 5,421 shares owned by spouses and other immediate family members and 11,663 shares held by trusts for which an executive officer or director is a beneficiary or trustee.

     The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of ADTRAN, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent of Class
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	8,751,652	(1)	13.5%
Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	5,930,874	(2)	9.2%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,427,643	(3)	8.4%
Grantor Retained Annuity Trusts for the benefit of Linda J. Smith c/o Smith Asset Management Co. 200 Clinton Avenue, Suite 805 Huntsville, Alabama 35801	4,286,319	(4)	6.6%
FMR, LLC 82 Devonshire Street Boston, Massachusetts 02109	4,227,905	(5)	6.5%
RCM Capital Management LLC 555 Mission Street, 17th Floor San Francisco, California 94105	3,381,050	(6)	5.2%

(1)	The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”), reporting beneficial ownership as of December 31, 2010. According to the Schedule 13G, Wellington, a registered investment adviser, is the beneficial ownership of all of the shares, and has shared voting power over 6,727,500 of the shares and sole dispositive power over all of the shares. The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares; however, no one person’s interest in the shares is more than five percent (5%) of the total shares.

(2)	The amount shown and the following information is derived from Amendment No. 5 to the Schedule 13G filed by Royce & Associates, LLC, reporting beneficial ownership as of December 31, 2010. According to the Schedule 13G, Royce & Associates, LLC, a registered investment adviser, is the beneficial owner of and has sole voting and dispositive power over the shares.

(3)	The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by BlackRock, Inc., reporting beneficial ownership as of December 31, 2010. BlackRock, Inc. reported beneficial ownership of all of the shares and had sole voting power and sole dispositive power as to all of the shares. The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares; however, no one person’s interest in the shares is more than five percent (5%) of the total shares.

(4)	The amount shown and the following information is derived from Amendment No. 4 to the Schedule 13G filed by Linda Jones Smith and Amendment No. 5 to Schedule 13G filed by Mark Clay Smith, reporting beneficial ownership as of December 31, 2010. According to the Schedule 13G, Ms. Smith is the beneficial owner of 900,000 shares, over which she holds sole voting power. Two grantor retained annuity trusts (collectively, the “Trusts”) hold 3,291,164 shares as follows: LJS GRAT December 2010-1 — 1,555,764 shares; and LJS GRAT December 2010-2 — 1,735,400 shares (collectively, the “Trust Shares”). Mark Clay Smith is the trustee of the trusts and holds sole voting over the Trust Shares. The amount shown also includes 95,155 shares held directly by Mark Clay Smith over which he holds sole voting power. Ms. Smith may be deemed the beneficial owner of the Trust Shares and the 95,155 shares held directly by Mr. Smith, however, Ms. Smith disclaims beneficial ownership of the shares held by the Trusts and Mr. Smith except to the extent of her pecuniary interest therein. Ms. Smith and Mr. Smith hold shared dispositive power over all of the shares. The LJS Children’s Trusts are the beneficiaries of each of the Trusts and have the right to receive the dividends from and the proceeds from the sale of the shares owned by the Trusts.

(5)	The amount shown and the following information is derived from Amendment No. 6 to the Schedule 13G filed by FMR LLC (“FMR”), reporting beneficial ownership as of December 31, 2010. According to the Schedule 13G, FMR has sole dispositive power over 4,227,905 shares and sole voting power over 337,240 shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 3,871,035 of the shares; Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR and a registered investment advisor, is the beneficial owner of 14,600 of the shares; Pyramis Global Advisors Trust Company, 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is the beneficial owner of 259,070 of the shares. FIL Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, is the beneficial owner of 83,200 shares. The Schedule 13G also indicates that each of Edward C. Johnson 3d and FMR, through its control of Fidelity and the funds, has the sole power to dispose of the 3,871,035 shares owned by the funds. Each of Mr. Johnson and FMR through its control of PGALLC has sole voting and dispositive power over the 14,600 shares beneficially owned by PGALLC. Each of Mr. Johnson and FMR through its control of Pyramis Global Advisors Trust Company has sole voting power over 235,090 shares and sole dispositive power over the 259,070 shares beneficially owned by Pyramis Global Advisors Trust Company. Partnerships controlled predominantly by members of the family of Mr. Johnson, Chairman of FMR and FIL Limited, or trusts for their benefit, own shares of FIL Limited voting stock with the right to cast approximately 39% of the total votes which may be cast by all holders of FIL Limited voting stock. Members of the family of Mr. Johnson are the predominant owners, directly or through trusts, of the Series B voting common shares of FMR. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares; however, no one person’s interest in the shares is more than five percent (5%) of the total shares.

(6)	The amount shown and the following information is derived from the Schedule 13G filed by RCM Capital Management LLC (“RCM”) and its parent, RCM US Holdings LLC (RCM Holdings), reporting beneficial ownership as of December 31, 2010. According to the Schedule 13G, RCM, a registered investment adviser, is the beneficial owner of all of the shares, and has sole voting power over 2,641,175 shares, sole dispositive power over 3,290,270 shares, and shared dispositive power over 90,780 shares. RCM is wholly-owned by RCM Holdings, which may also be deemed to be the beneficial owner of the shares. The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares; however, no one person’s interest in the shares is more than five percent (5%) of the total shares.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees
     The Board of Directors currently consists of seven members. In addition, James L. North, who was a Board member until his resignation in December 2002, currently serves as a director emeritus of ADTRAN. All members of the Board of Directors were elected at the 2010 Annual Meeting.
     The Board of Directors has nominated Thomas R. Stanton, H. Fenwick Huss, Ross K. Ireland, William L. Marks, James E. Matthews, Balan Nair and Roy J. Nichols for election as directors at the 2011 Annual Meeting. If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2012 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. There are no family relationships among the directors, director nominees or the executive officers.
     Each of the nominees has consented to serve his term as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxies for the election of the substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.
     Our products and our success in our markets depend on our ability to stay abreast of and respond to developments in communications and information technologies. We have also grown profitably; in order to protect and enhance our growth and profitability it is important for us to understand the financial environments which impact us and the risks in those environments as well as the tools of corporate finance available to us to navigate and manage those risks. We also have a significant number of employees and numerous locations. In selecting directors we are concerned to have a diverse group of directors so that our board has an effective mix of technical, financial, operating and management experience in our directors. We have a long-standing policy of keeping our board relatively small. We also believe that our Board should be comprised predominantly of independent directors from diverse backgrounds external to the company but should nevertheless include the insight and judgment of our senior management; five of our seven directors are not employees.
     The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposal to elect Thomas R. Stanton, H. Fenwick Huss, Ross K. Ireland, William L. Marks, James E. Matthews, Balan Nair and Roy J. Nichols as directors for a one year term expiring at the 2012 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.
Information Regarding Nominees for Director
     Set forth below is certain information as of January 31, 2011 regarding the seven nominees for director, including their ages and principal occupations.
     THOMAS R. STANTON has served as our Chief Executive Officer and a director since September 2005, and as our Chairman of the Board since April 2007. Prior to becoming our Chief Executive Officer, Mr. Stanton served as our Senior Vice President and General Manager — Carrier Networks from 2001 to September 2005, Vice President and General Manager — Carrier Networks from 1999 to 2001, and Vice President — Carrier Networks Marketing from 1995 to 1999. Before joining ADTRAN, Mr. Stanton served as Vice President — Marketing & Engineering for Transcrypt International, Inc. in 1995. He also served as Director, Marketing and then Senior Director, Marketing, for the E.F. Johnson Company from 1993 until joining Transcrypt in 1995. Mr. Stanton currently serves as Chairman of the Federal Reserve Bank of Atlanta, Birmingham Branch, Vice Chairman of the Telecommunications Industry Association and a member of the board of directors of the Huntsville Chamber of Commerce. Mr. Stanton has been selected as a nominee for director because he is our Chief Executive Officer and has extensive knowledge of all facets of our company and extensive experience in all aspects of our industry. Mr. Stanton is 46.
     H. FENWICK HUSS has served as Dean of the J. Mack Robinson College of Business at Georgia State University since July 2004. Prior to his appointment as Dean, Dr. Huss was Associate Dean from 1998 to 2004 and Director of the School of Accountancy at Georgia State from 1996 to 1998. He has been a member of the School of Accountancy faculty since 1989. He also served on the faculty of the University of Maryland as an assistant professor from 1983 to 1989, and is a visiting professor at the Université Paris 1 Pantheon-Sorbonne. Dr. Huss has been a member of our Board of Directors since October 2002 and currently serves as a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Dr. Huss has been selected as a nominee for director because he brings the point of view of academia and in particular the information and new concepts that develop in the business school environment, because he has extensive experience and knowledge of financial accounting and corporate finance and because he has management experience in the academic environment. Dr. Huss is 60.

     ROSS K. IRELAND retired as Senior Executive Vice President of Services and Chief Technology Officer of SBC Communications Inc., a telecommunications services provider, in 2004. He assumed these positions in 1997 when Pacific Telesis Group merged with SBC Communications Inc. He served Pacific Telesis Group in various capacities from 1966 to 1997, including as Vice President and Chief Technology Officer from 1990 to 1997. Mr. Ireland was a member of the Board of Directors of the Alliance for Telecommunications Industry Solutions, or ATIS, a not-for-profit corporation that provides telecom industry standards and industry operating practices, from 1990 through 2004, and served as the Chairman of the Board of ATIS from 2000 through 2004. Mr. Ireland was also a member of the board of directors of Matisse Networks from 2007 to 2009. Mr. Ireland currently serves on the board of directors of NeuStar, Inc. and ASSIA, Inc. and the advisory board of Accenture Consulting and Quantenna Communications, Inc. Mr. Ireland has been a member of our Board of Directors since May 2008 and currently serves as a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Ireland has been selected as a nominee for director because his prior experience provides him thorough understanding of the technology and other issues that influence our industry and our markets and because he has extensive experience in management and in particular the management of technical personnel. Mr. Ireland is 63.
     WILLIAM L. MARKS served as Chairman of the Board and Chief Executive Officer of Whitney Holding Corp., the holding company for Whitney National Bank of New Orleans, from 1990 to his retirement in March 2008, and served in various executive and management capacities with AmSouth Bank, N.A. from 1984 to 1990. Mr. Marks currently serves as a director of CLECO Corporation and CLECO Power, LLC. Mr. Marks has served as a director of ADTRAN since 1993 and currently serves as a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Marks has been selected as a nominee for director because of his career in finance and financial services, because of his expertise in banking and corporate finance and because of his extensive experience as an executive and senior manager in the course of his career. Mr. Marks is 67.
     JAMES E. MATTHEWS has served as our Senior Vice President — Finance, Chief Financial Officer and Treasurer since 2001 and as our Secretary and as a member of our Board since February 2007. Before joining ADTRAN, Mr. Matthews was the Chief Financial Officer of Home Wireless Networks, Inc. from 1999 to 2001. From 1998 to 1999, he served as Chief Executive Officer of Miltope Group, Inc. and as Vice President Finance and Chief Financial Officer of Miltope Group, Inc. from 1995 to 1998. From 1992 to 1995, Mr. Matthews served as Controller of Hughes Training, Inc. Mr. Matthews currently serves as a member of the board of directors of Digium, Inc. Mr. Matthews has been selected as a nominee for director because he is our Chief Financial Officer, because he has extensive knowledge of financial accounting, corporate finance and all financial facets of our company and because he has management experience prior to joining ADTRAN. Mr. Matthews is 54.
     BALAN NAIR is currently Senior Vice President and Chief Technology Officer of Liberty Global, Inc. Mr. Nair served as Chief Technology Officer at AOL, LLC from December 2006 to June 2007. He joined AOL in 2006 as Chief Information Officer and was promoted to Chief Technology Officer in December of 2006. Prior to AOL, Mr. Nair served as Chief Information Officer at Qwest Communications. He was also the Chief Technology Officer at Qwest from 2004 through 2006. Mr. Nair also served as Vice President of Network and Technologies of Qwest between 2000 and 2004, Director of Operations from 1999 through 2000, and Director of Technology Selection and Labs from 1997 through 1999. Prior to 1997, Mr. Nair held Director and Manager positions in Systems Planning, Technology Modeling and Development at Qwest. Mr. Nair currently serves on the Board of Austar United Communications, a leading satellite pay television operator in Australia. Mr. Nair currently serves as a director of ADTRAN and is a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Nair has been selected as a nominee for director because he has extensive experience with the technologies that influence our industry and our markets and because he has management experience, particularly managing technical personnel. Mr. Nair is 44.
     ROY J. NICHOLS served as Chairman of the Board of Torch Concepts, Inc., a software development company specializing in business intelligence applications, from September 2000 to December 2005. He served as Vice Chairman of the Board, President and Chief Technical Officer of Nichols Research Corporation, a defense and information systems company, where he worked from 1976 until its merger with Computer Sciences Corporation in November 1999. Mr. Nichols currently serves as a director of Applied Genomics, Inc. and the Hudson Alpha Institute of Biotechnology. Mr. Nichols has served as a director of ADTRAN since 1994, and has served as our lead director since October 2006. Mr. Nichols is also a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Nichols has been selected as a nominee for director because he has extensive familiarity with information technologies, because he has extensive knowledge of and history with our company and because he has extensive executive and managerial experience in technology companies. Mr. Nichols is 72.
Information Regarding Director Emeritus
     Set forth below is certain information as of January 31, 2011 regarding our director emeritus, including his age and principal occupation.
     JAMES L. NORTH is an attorney with James L. North & Associates in Birmingham, Alabama and has been counsel to ADTRAN since its incorporation in November 1985. Mr. North has been a practicing attorney since 1965. Mr. North currently serves as a director emeritus and served as a director of ADTRAN from 1993 to December 2002. Mr. North has been asked to remain as a director emeritus because of the legal and other professional skills he brings to the Board and because he has been an advisor to or director of the company since its organization. Mr. North is 74.

CORPORATE GOVERNANCE
Board Structure — Independent Directors
     The Nominating and Corporate Governance Committee and the Board of Directors have determined that Messrs. Ireland, Marks, Nair and Nichols and Dr. Huss do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The incumbent independent directors also constitute all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Prior to each regularly scheduled Audit Committee meeting, these directors convene and hold a separate executive session as the independent directors of the Board. Mr. Nichols, our independent lead director, presides over these meetings, coordinates the activities of the independent directors and serves as liaison between the independent directors and our Chief Executive Officer and senior management. We believe this structure facilitates the development of a productive relationship with our Chief Executive Officer and ensures effective communication between our Chief Executive Officer and the independent directors.
     Mr. Stanton is both our Chief Executive Officer and our Chairman; his predecessor, Mark Smith, one of our founders, also held both of these positions and we believe that having our Chief Executive Officer also holding the position of Chairman is important in underscoring his authority to our customers, our vendors and our employees and in our markets generally. We believe that this structure enhances our day to day operating effectiveness and does not undercut the benefits available to the Board of having separated these functions because we have established a lead director whose role is extensive and who in relationship to the other directors performs many of the functions that might otherwise be performed by a board chairman.
Meetings of the Board of Directors and its Committees
     The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2010, the Board of Directors held seven meetings, the Audit Committee held thirteen meetings, the Compensation Committee held seven meetings and the Nominating and Corporate Governance Committee held two meetings. No director attended less than 75% of the aggregate of meetings of the Board of Directors and of the committees of which he is a member. Six of the incumbent directors and director emeritus James North, attended the 2010 Annual Meeting of Stockholders on May 5, 2010.
Audit Committee
     The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to: (1) the financial reports and other financial information provided by us to the public or any governmental body; (2) our compliance with legal and regulatory requirements; (3) our systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; (4) the qualifications and independence of our independent registered public accounting firm; (5) the performance of our internal audit function and the independent registered public accounting firm; and (6) our auditing, accounting and financial reporting processes generally. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. In connection with its responsibilities, the Board has delegated to the Audit Committee the authority to select and hire our independent registered public accounting firm and determine their fees and retention terms. The Audit Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Audit Committee is composed of H. Fenwick Huss, Ross K. Ireland, William L. Marks, Balan Nair and Roy J. Nichols, each of whom is independent under NASDAQ listing standards. Dr. Huss is the Chair of the Audit Committee. The Board has determined that Dr. Huss is an audit committee financial expert.
Compensation Committee
     The Compensation Committee is responsible for setting the compensation of our Chief Executive Officer and assisting the Board in discharging its responsibilities regarding the compensation of our other executive officers. In addition, the Compensation Committee is responsible for administering our 2006 Employee Stock Incentive Plan, our 2010 Directors Stock Plan, our Management Incentive Bonus Plan (and will administer the restated Variable Incentive Compensation Plan when approved by the stockholders) and our Deferred Compensation Plan. The Compensation Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Compensation Committee is composed of H. Fenwick Huss, Ross K. Ireland, William L. Marks, Balan Nair and Roy J. Nichols, each of whom is independent under NASDAQ listing standards. Mr. Marks is the Chair of the Compensation Committee.

     Compensation Committee Process
     Under our Compensation Committee’s charter, the Committee has the power and duty to discharge our Board’s responsibilities related to compensation of our executive officers, within guidelines established by the Board. Generally, the Compensation Committee reviews and approves all compensation, including base salary, annual incentive awards and equity awards, for the Chief Executive Officer and our other officers. The Compensation Committee also makes recommendations to the Board regarding our incentive compensation plans and equity plans, and approves equity grants. The Committee has authority to review and approve annual performance goals and objectives for our Chief Executive Officer, to evaluate his performance and to set his compensation based on the evaluation. The Committee is also responsible for reviewing and approving executive officers’ compensation and establishing performance goals related to their compensation within 90 days of the beginning of each fiscal year. The Committee oversees our benefit plans and evaluates any proposed new retirement or executive benefit plans. The Committee also advises the Board on trends in compensation programs for non-employee directors. The Compensation Committee has the authority to delegate its duties to subcommittees, but to date has not done so. In accordance with Delaware law, in November 2010 the Compensation Committee also delegated to the Chief Executive Officer the authority to approve individual incentive stock option awards to employees of ADTRAN who are not officers, subject to a maximum aggregate limit of 724,440 stock options, and pre-approved terms and conditions.
     At the beginning of each calendar year, our Compensation Committee reviews the variable incentive cash compensation (“VICC”) program results from the prior year and approves any payouts thereunder, establishes the performance goals for the current year, approves any increases in executive salaries or other compensation, recommends plan changes, if any, for submission to our stockholders at the annual meeting, and approves the Compensation Committee’s report for our proxy statement. Mid-year the Compensation Committee generally reviews our compensation programs and makes recommendations to the Board regarding outside director compensation and, as necessary throughout the year, approves any equity awards and/or compensation for newly hired or promoted executives. Our Compensation Committee generally meets in the fourth quarter of each calendar year to determine and approve annual equity awards.
     Our Compensation Committee generally receives proposals and information from our Chief Executive Officer for its consideration regarding executive and director compensation. Our Chief Executive Officer makes recommendations regarding salary increases, annual cash incentives and equity awards for all of our executive officers other than himself. In doing so, he consults with our Chief Financial Officer.
     Our Compensation Committee has authority to retain and terminate any outside advisors, such as compensation consultants. In 2008, the Board of Directors, the Compensation Committee and senior management undertook a review of our compensation policies and practices, including the levels of the various types of compensation that we use for senior managers. Our Compensation Committee has not historically employed compensation consultants to assist it in designing our compensation programs. In connection with the 2008 review, however, at the request of the Compensation Committee we retained the compensation consulting firm of Towers Watson to provide compensation information and analysis with respect to the telecom industry and to our peer companies within the industry. The information provided by Towers Watson was considered by the Compensation Committee, along with other industry surveys and databases, in connection with the equity awards made in November 2008. In 2009, the Compensation Committee and senior management undertook a review of director compensation and retained the compensation consulting firm of Towers Watson to provide compensation information analysis with respect to the telecom industry and to our peer companies within the industry and recommendations with respect to possible changes in compensation for directors. The information provided by Towers Watson was considered by the Compensation Committee, along with other industry surveys and databases, in connection with the equity awards made in November 2009. The Compensation Committee considered this information, together with other industry surveys, studies and databases, in connection with its compensation decisions in 2010.
     Compensation Committee Interlocks and Insider Participation
     None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee is responsible for assisting the Board in identifying and attracting highly qualified individuals to serve as directors of ADTRAN, selecting director nominees and recommending them to the Board for election at annual meetings of stockholders. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The charter is posted on our website at www.adtran.com. The Nominating and Corporate Governance Committee is composed of H. Fenwick Huss, Ross K. Ireland, William L. Marks, Balan Nair and Roy J. Nichols, each of whom is independent under NASDAQ listing standards. Mr. Nair is the Chair of the Nominating and Corporate Governance Committee.

     Consideration of Director Nominees
     The Nominating and Corporate Governance Committee seeks to create a Board that as a whole is strong in its collective knowledge of, and has a diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and ADTRAN at that time given the then current mix of director attributes.
     In accordance with NASDAQ listing standards, we ensure that at least a majority of our Board is independent under the NASDAQ definition of independence, and that the members of the Board as a group maintain the requisite qualifications under NASDAQ listing standards for populating the Audit, Compensation and Nominating and Corporate Governance Committees. The Board has adopted Corporate Governance Principles that set forth the principles that guide us and the Board on matters of corporate governance. The Corporate Governance Principles are posted on our website at www.adtran.com.
     As provided in its charter, the Nominating and Corporate Governance Committee will consider nominations submitted by stockholders. To recommend a nominee, a stockholder should write to the Nominating and Corporate Governance Committee, care of James E. Matthews, Secretary of ADTRAN, at 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery). Any recommendation must include:
•	the name and address of the candidate;

•	a brief biographical description, including his or her occupation for at least the last ten years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to be named in the proxy statement if nominated and to serve as a director if elected.
     To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in our proxy statement for the 2012 Annual Meeting, stockholder recommendations for director must be received by us no later than December 1, 2011. Once we receive the recommendation, we will deliver a questionnaire to the candidate that requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.
     All of the current nominees for director recommended by the Board for election by the stockholders at the 2011 Annual Meeting are current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates stockholder candidates in the same manner as candidates from all other sources. Based on the Committee’s evaluation of each nominee’s satisfaction of the qualifications described above and his prior performance as a director, the Committee determined to recommend each incumbent director for re-election. The Committee has not received any nominations from stockholders for the 2011 Annual Meeting.
Communications with the Board of Directors
     The Board has established a process for stockholders to communicate with members of the Board. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, as well as any issues arising under our Code of Business Conduct and Ethics or other matters that you wish to communicate to ADTRAN’s Audit Committee or Board of Directors, you can reach the ADTRAN Board of Directors through our Corporate Governance Hotline by email at hotline@adtran.com, by mail at ADTRAN, Inc. Hotline, P.O. Box 5765, Huntsville, Alabama 35814, or by calling the hotline at 1-888-723-8726 (1-888-7ADTRAN). Information about the Corporate Governance Hotline can be found on our website at www.adtran.com under the links “Investor Relations — Corporate Governance — Corporate Governance Hotline.”

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview and Philosophy
     The goals of our executive compensation program are to:
•	provide competitive compensation that will help attract, retain and reward qualified executives, with a focus on talent from within the telecommunications industry;

•	align management’s interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

•	align management’s interests with the interests of stockholders by including long-term equity incentives.
     To achieve these goals, we focus on several key points in the design of our executive compensation program. First, retention is a very important consideration in our compensation programs, and internal promotion and retention of key executive talent has been a significant feature of our company. We believe that retention involves two interrelated components — establishment of a working environment that provides intangible benefits to our executives and encourages longevity and overall compensation that is generally competitive within our industry and among companies of comparable size and complexity. Augmenting compensation with a desirable working environment enables us to maintain an overall compensation program that generally provides overall compensation to our executive officers that is roughly average when compared to companies with which we compete for talent, but still remains competitive with those companies.
     In 2008, the Board of Directors, the Compensation Committee and senior management undertook a review of our compensation policies and practices, including the levels of the various types of compensation that we use for senior managers. Our Compensation Committee has not historically employed compensation consultants to assist it in designing our compensation programs. In connection with the 2008 review, however, at the request of the Compensation Committee we retained the compensation consulting firm of Towers Watson to provide compensation information and analysis with respect to the telecom industry and to our peer companies within the industry. The review also included information collected by senior management and the Committee from industry and other sources, surveys and databases, including publicly available compensation information of other companies, both those with which we compete and those within our geographic labor market, to gauge the competitiveness of our compensation programs. As a result of the 2008 review of executive compensation, the Compensation Committee determined that our compensation levels for some senior managers were not competitive within the telecom industry or among our peers. The Committee determined further that these compensation levels should be increased toward a more competitive level in multiple steps over a reasonable time period. The Board concurred.
     As discussed last year, the equity compensation awards made by the Company for senior managers at the end of 2008 and 2009 reflected these decisions. The compensation decisions made in 2010 for senior managers continue the theme and represent another step toward attaining more competitive levels of compensation. In 2010, the Company revised its VICC program for executives under our Management Incentive Bonus Plan and adopted a group of VICC programs designed to encourage and reward growth in net income, and in various categories of revenue. We believe the value of this revised program is reflected in our strong financial performance in 2010.
     Under the current Management Incentive Bonus Plan (the “Management Incentive Bonus Plan”), the maximum performance award to any recipient for any plan year is $1,000,000. In 2010, the Compensation Committee and senior management undertook a review of the compensation of certain officers and management employees. As a result of this review, the Compensation Committee determined that to better incentivize officers and managers and to attract and retain qualified executives that the Board, among other things, should consider increasing the maximum performance award that may be awarded in a plan year. As a result of this review, at its January 18, 2011 meeting, the Compensation Committee recommended to the Board a VICC program for certain officers and management employees of ADTRAN in the form of an amended and restated version of the Management Incentive Bonus Plan to be known as the Variable Incentive Compensation Plan.
     The restated Variable Incentive Compensation Plan provides for an increase in the maximum performance award that may be awarded in a plan year from $1,000,000 to $3,000,000 and permits the Compensation Committee to pay performance awards in one or more annual installment payments. The Board adopted this recommendation, subject to stockholder approval, at its January 18, 2011 meeting. The principal features of this plan are described hereafter at “Proposal 3 — Approval of the Restated Variable Incentive Compensation Plan.”

     The Compensation Committee also seeks to establish and maintain a compensation structure that is internally consistent and provides appropriate compensation for our executives in relation to one another. Consequently, the Compensation Committee does not focus on any particular benchmark to set executive compensation. Instead, we believe that a successful compensation program requires the application of judgment and subjective determinations based on the consideration of a number of factors. These factors include the following:
•	the scope and strategic impact of the executive officer’s responsibilities, including the importance of the job function to our business;

•	our past financial performance and future expectations;

•	the performance and experience of each individual;

•	past salary levels of each individual and of the officers as a group;

•	our need for someone in a particular position; and

•	for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer, in consultation with our Chief Financial Officer.
     The Compensation Committee does not assign relative weights or rankings to these factors. Our allocation of compensation between cash and equity awards, our two principal forms of compensation, is based upon our historical practice and our evaluation of the cost of equity awards, as discussed in more detail below.
     Our Chief Executive Officer works closely with the Compensation Committee to maintain an open dialogue regarding the Compensation Committee’s goals, progress towards achievement of those goals and expectations for future performance. The Chief Executive Officer updates the Compensation Committee regularly on results and compensation issues. Our Chief Executive Officer also provides the Compensation Committee, and in particular, the Committee Chair, with recommendations regarding compensation for our executive officers other than himself. In part because the Chief Executive Officer works closely with the Compensation Committee throughout the year, the Compensation Committee is in a position to evaluate his performance and make its own determinations regarding appropriate levels of compensation for the Chief Executive Officer.
Components of Executive Compensation
     Our executive compensation program consists of base salary, commissions for sales executives, an annual VICC program, and long-term equity incentives in the form of stock options and performance-based restricted stock units. Executive officers also are eligible to participate in a nonqualified deferred compensation program (and the Board approved the inclusion of directors in this program beginning in 2010) and in certain benefit programs that are generally available to all of our employees, such as medical insurance programs, life insurance programs and our 401(k) plan. The Compensation Committee of our Board of Directors oversees our executive compensation program.
     Base Salary and Commissions. Base salaries are the most basic form of compensation and are integral to any competitive employment arrangement. At the beginning of each fiscal year, the Compensation Committee establishes an annual base salary for our executive officers as well as commission structures for our sales executives, based on recommendations made by our Chief Executive Officer, in consultation with our Chief Financial Officer. Consistent with our compensation objectives and philosophy described above, the Compensation Committee attempts to set base salary compensation, and adjust it when warranted, based on company financial performance, the individual’s position and responsibility within our company and performance in that position, the importance of the executive’s position to our business, and the compensation of other executive officers of ADTRAN with comparable qualifications, experience and responsibilities. The Committee also generally takes into account its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies with which we compete for executive talent. In 2008, the Committee engaged Towers Watson to support that effort. In 2009 and 2010, however, the Committee did not use a compensation consultant with respect to executive compensation, but did use statistics and information received from Towers Watson as well as other industry sources, studies and databases in considering executive compensation.
     For our sales executives, commissions are an important element of cash compensation, because they tie the executive’s pay directly to his success in his area of responsibility. Our sales executives generally receive half of their cash compensation (not including annual VICC, if any) in salary and half in commissions, which is consistent with our historical practice and our understanding of the standard practice in the market for these executives. The Committee also reviews historical salary and commission information for each of the executive officers as part of its analysis in setting base salaries and commission structures. The Committee uses this information to review historical progression of each executive officer’s compensation and to identify variations in compensation levels among the executive officers.

     In January, 2010, the Compensation Committee reviewed the base salaries of our executive officers, taking into account the considerations described above. The Committee approved salary increases for each of the named executive officers which are reflected in the following table:

Named Executive Officer	2009 Base Salary	2010 Base Salary
Thomas R. Stanton	$471,290	$510,000
James E. Matthews	$281,570	$300,000
Raymond R. Schansman	$243,060	$267,370
James D. Wilson	$242,720	$266,990
Michael Foliano	$263,530	$271,436
     Annual Incentive Compensation. We provide our executives the opportunity to earn annual VICC under our Management Incentive Bonus Plan, which is designed to motivate and reward executives for their contribution to ADTRAN’s performance during the fiscal year. A significant portion of the total cash compensation that our executive officers could receive each year is paid through this program, and thus is dependent upon our corporate performance. VICC available for 2010 was determined by a formula based on designated performance measures for total company net income, total company revenue, total international revenue, total carrier network revenue and for total enterprise network revenue, as described in the narrative following the Summary Compensation Table and the Grants of Plan-Based Awards table. We use these performance measures for our annual incentive awards because we consider them as the most appropriate drivers of stockholder value. Total company net income and total company revenue performance measures required a growth rate of at least 2.5% in that measure over the prior year’s performance for officers to receive any VICC. The Committee does not have the discretion under the Management Incentive Bonus Plan to grant a VICC award absent attainment of the minimum performance measures. The Committee has the discretion to decrease a VICC payout under the plan even if performance measures are met, but the Committee does not have any discretion under the plan to increase a VICC payout above the amount determined pursuant to the established VICC formula.
     For 2010 the Company met, and substantially exceeded, all of the performance measures established for the 2010 program under the Management Incentive Bonus Plan. Consequently, our executives earned the maximum available to them for 2010 performance under that plan and we awarded those amounts. For our chief executive officer, the maximum which he earned was greater than the maximum cap of $1 million established under the plan when it was adopted in 2006. Consequently, the Board of Directors awarded him a discretionary bonus of $310,000 (the amount by which what he earned under the plan exceeded the maximum cap). We did this in view of the outstanding results and to maintain the relationship between his overall compensation, and the VICC component considered separately, and the overall compensation and VICC of our other executive officers. These awards were recommended by the Compensation Committee and approved by the Board of Directors at its January 18, 2011 meeting.
     As a result, our named executive officers were awarded the following amounts for 2010:

Named Executive Officer	2010 Award
Thomas R. Stanton	$1,310,000
James E. Matthews	$320,000
Raymond R. Schansman	$280,000
James D. Wilson	$280,000
Michael Foliano	$127,500
     Long-Term Incentive Awards. We compensate our executive officers in part with annual grants of stock option awards under our 2006 Employee Stock Incentive Plan, which is described in the narrative following the Summary Compensation Table and the Grants of Plan-Based Awards table. We grant stock options every year because these awards are consistent with our compensation goals of aligning executives’ interests with those of our stockholders in the long term, and because these awards are a standard form of compensation among the companies with which we compete for executive talent. The Compensation Committee believes that stock option awards are an especially valuable tool in linking the personal interests of executives to those of our stockholders, because executives’ compensation under these awards is directly linked to our stock price. These awards give executive officers a significant, long-term interest in ADTRAN’s success. In addition, they can provide beneficial tax treatment that executives value due to the fact that we have typically granted incentive stock options to our executives to the maximum extent permitted under the tax laws. Moreover, the vesting component of our stock option awards provides a valuable retention tool, and retention is a significant consideration in making these awards.

     As discussed above under “Overview and Philosophy,” in 2008 the Compensation Committee, based on discussions with the Chief Executive Officer and after considering information received from Towers Watson and other industry surveys and databases, determined to add an additional equity component in the form of performance-based restricted stock units, referred to as “performance shares,” for the Chief Executive Officer and the Senior Vice Presidents. The Committee chose this form of award to further implement our executive compensation goals of better aligning the interests of these executives, who can most directly impact our overall financial performance, with the interests of our stockholders and of our Company by making the awards dependent on corporate performance, and allocated a portion of the long-term incentive awards for these executive officers accordingly. The number of performance shares earned by the executive officers is based on our relative total shareholder return, or “TSR,” against a peer group over a three-year performance period. For 2010, the Compensation Committee selected as a peer group all companies in the NASDAQ Telecommunications Index. The Committee chose this index based on the fact that it contains a significant number of companies and is a broad sample of our industry.
     As discussed in more detail below in the narrative following the Grants of Plan-Based Awards table, depending on our relative TSR over the performance period, the executive officers may earn from 0% of the number of target performance shares if the relative TSR performance is not at least equal to the 20th percentile of the peer group, to 150% of the number of target performance shares if relative TSR performance equals or exceeds the 80th percentile of the peer group. Shares earned are distributed at the end of the three-year performance period. Under the award agreements, a portion of the granted performance shares also vest and become deliverable upon the death or disability of a recipient or upon a change of control of ADTRAN, as discussed in more detail below under the heading “Potential Payments Upon Termination or Change of Control.” The recipients of the performance shares under the award agreements receive dividend credits based on the shares of common stock underlying the performance shares. The dividend credits are vested, earned and distributed in the same manner as the performance shares.
     Our long-term equity incentive awards are timed to occur in the latter part of each year, to coincide with an open trading window under our insider trading policy. In November 2010, the Compensation Committee approved stock option awards to our executive officers that vest over a four year period, with 25% vesting on each anniversary of the grant date. In addition, the Committee approved performance share awards to the Chief Executive Officer and the Senior Vice Presidents, as discussed above. The total awards to the named executive officers in 2010 were as follows, and are described in the narrative below the Grants of Plan-Based Awards table:

	2010 Stock Option	2010 Performance
Named Executive Officer	Award	Share Award
Thomas R. Stanton	71,225	12,801
James E. Matthews	20,736	3,605
Raymond R. Schansman	18,933	2,794
James D. Wilson	18,933	2,794
Michael Foliano	18,933	2,794
     In determining the amount of these incentive equity awards, the Compensation Committee began by deciding on an overall pool amount for the company, taking into account the estimated expense to us of the awards and the earnings per share impact of that expense. We typically establish an internal target for the aggregate expense from company-wide option awards and performance shares, which, based on our review of industry data as discussed above, we believe is at the low end of the expense levels incurred by our competitors. The Committee established a pool of up to 907,200 stock options and 24,788 performance shares for the 2010 annual grant, as compared to a pool of up to 933,426 stock options and 26,100 performance shares for the 2009 annual grant. The Committee allocated the pool of options and performance shares among the different functions throughout the company, based on the importance and performance of the function and considerations such as retention and competitive compensation levels. The Compensation Committee then set each executive’s individual award from the amount allocated to the function in which he serves, based on the recommendation of our Chief Executive Officer with input from our Chief Financial Officer. In determining the amount of the options awards and performance shares for the named executive officers, the Committee considered the conclusions of its 2010 compensation review described above.
     The Company has not historically included a performance measure as a component of vesting of stock options for executive officers because we believe that performance of the Company is an implicit feature of every stock option and that the option itself provides significant incentive to each employee who receives an option (including our executives) to perform his or her job tasks optimally for the overall performance of his or her group and the Company as a whole. It does include performance as the entire measure for the performance-based restricted stock units (or “performance shares”) program described below at “Grants of Plan-Based Awards in 2010 — Equity Compensation” at page 18.
     Other Compensation. We maintain general broad-based employee benefit plans in which our executives participate, such as a health insurance plan and a 401(k) plan. These benefits are provided as part of the basic conditions of employment for all of our employees, and therefore providing them to our executive officers does not represent a significant incremental cost to us. In addition, we believe that providing these basic benefits is necessary for us to attract talented executives. We also maintain a nonqualified deferred compensation plan, which is described under the Nonqualified Deferred Compensation table below. This plan permits executives and directors to voluntarily defer a portion of their income and performance shares and save money for retirement on a tax-deferred basis. Although the plan permits discretionary employer contributions, to date we have not made any contributions to this plan. Therefore, this plan provides a valuable benefit to executives and directors at virtually no cost to us.

     As described in more detail under “Potential Payments Upon Termination or Change of Control” below, we provide limited benefits to participants upon a change of control or upon termination of employment for specified reasons (provided, in some cases, that termination must be a “separation from service” as defined in Section 409A of the Internal Revenue Code) including the named executive officers, in our equity incentive plans and our Management Incentive Bonus Plan. All of these benefits are consistent with the basic benefits provided by the companies with which we compete for executive talent and help us to attract valuable executives. These benefits help to provide additional security that executives may need and reward loyal service in situations that create insecurity and present special challenges for executives. We provide the limited change of control benefits to encourage our executives to seek out and pursue business transactions that could be beneficial to ADTRAN and its stockholders.
Tax Considerations
     Section 162(m) of the Internal Revenue Code limits ADTRAN’s tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer or to certain other executive officers. Compensation that meets the requirements for qualified performance-based compensation or certain other exceptions under the Internal Revenue Code is not included in this limit. Generally, the Compensation Committee desires to maintain the tax deductibility of compensation for executive officers to the extent it is feasible and consistent with the objectives of our compensation programs. To that end, our 2006 Employee Stock Incentive Plan and Management Incentive Bonus Plan were designed to meet the requirements so that awards and annual VICC under those plans will be performance-based compensation for Section 162(m) purposes. However, in the past, our executives’ compensation has not been high enough to make Section 162(m) a critical issue for ADTRAN. Therefore, deductibility under Section 162(m) is only one consideration in determining executive compensation, and the Compensation Committee may approve compensation that is not deductible in order to compensate executive officers in a manner consistent with performance and our need for executive talent.
Risk Assessment
     We have evaluated our compensation program and each element of the program to ensure that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on ADTRAN. The Compensation Committee has attempted to create a compensation system that values current goals along with long-term growth. While the use of annual cash incentive opportunities creates the potential for short term risk taking, we believe the risk is more than offset by the fact that an annual cash incentive is only one of three elements of our overall compensation program; and the Compensation Committee has the ability to utilize discretion to reduce the amount of annual cash incentive awards if an executive officer takes unnecessary risks.
     We believe the two other elements of our total compensation program — base salaries and long term equity awards — are either risk neutral or help lower risk. The Compensation Committee determines the annual base salaries based on numerous factors, as discussed above. These factors lend themselves to an overall evaluation that emphasizes improvement of ADTRAN and its operations rather than taking risks for short term gain. Our equity incentive awards vest or are earned over several years, so while the potential compensation an executive can receive through equity incentive awards is tied directly to appreciation of our stock price or other performance metrics, taking excessive risk for a short term gain is incompatible with an executive officer maximizing the value of equity incentive awards over the long term.
     We believe that the Company’s performance in 2010 is an indication that our risk-benefit considerations with respect to compensation are contributing to the development of long-term shareholder value.
Clawback Policy
     The Board has adopted a policy providing that, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will recover incentive-based compensation paid to current or former executive officers of the Company during the three years prior to the date as of which the accounting restatement is required, to the extent that any of that compensation was based upon the erroneous data that made the restatement necessary. Under this policy, incentive-based compensation includes stock options, performance shares and other monetary or equity-based compensation awards. To implement this policy, the Board has entered into an agreement with each of the named executive officers providing for their agreement to such repayment and, under the policy, will do so at the close of each fiscal year.
Policy Against Hedging Instruments
     Under the Company’s Insider Trading Policy, employees and directors of the Company and any designee of any employee or director, are prohibited from purchasing financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, exchange funds, and options) that are designed to hedge or offset any decrease in the market value of equity securities held directly or indirectly by the employee or director.

Compensation Committee Report
     The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE William L. Marks, Chairman H. Fenwick Huss Ross K. Ireland Balan Nair Roy J. Nichols

Summary Compensation Table
     The following table sets forth, for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008 the total compensation earned by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2010 (collectively referred to as the “named executive officers”).

							Change in Pension Value and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($) (1)	($)	($) (3)	($) (4)	($) (5)	($) (6)	($) (7)	Total ($)
Thomas R. Stanton	2010	$510,000	$310,000 (2)	$501,927	$823,484	$1,000,000	$811	$9,800	$3,156,022
Chief Executive	2009	$471,290	—	$378,430	$638,586	—	$7,297	$9,800	$1,505,403
Officer	2008	$448,850	—	$242,110	$384,983	$62,839	$6,440	$9,200	$1,154,422
James E. Matthews	2010	$300,000	—	$141,352	$239,744	$320,000	$228	$9,800	$1,011,124
Senior Vice	2009	$281,570	—	$106,600	$185,917	—	$2,056	$9,800	$585,943
President —	2008	$265,630	—	$68,200	$112,084	$37,188	$1,814	$9,200	$494,116
Finance, Chief Financial Officer, Treasurer and Secretary
Raymond R. Schansman	2010	$267,370	—	$109,553	$218,898	$280,000	$177	$9,800	$885,798
Senior Vice	2009	$243,060	—	$82,615	$169,751	—	$1,593	$9,800	$506,819
President and	2008	$229,300	—	$52,885	$102,337	$32,102	$1,406	$9,158	$427,188
General Manager, Enterprise Networks
James D. Wilson	2010	$266,990	—	$109,553	$218,898	$280,000	$177	$9,800	$885,418
Senior Vice	2009	$242,720	—	$82,615	$169,750	—	$1,593	—	$496,678
President and	2008	$220,650	—	$52,855	$102,337	$30,891	$1,406	$7,328	$415,467
General Manger — Carrier Networks
Michael Foliano	2010	$271,436	—	$109,553	$218,898	$127,500	$177	$9,800	$737,364
Senior Vice	2009	$263,530	—	$45,305	$88,917	—	$874	$9,800	$408,426
President — Global	2008	$255,850	—	$28,985	$53,605	$35,819	$771	$9,200	$384,230
Operations

(1)	Includes amounts deferred at the election of the executive officers pursuant to our Section 401(k) retirement plan and our non-qualified deferred compensation plan.

(2)	Represents the amount earned by Mr. Stanton under the Management Incentive Bonus Plan which exceeded the maximum cap and which was awarded a discretionary bonus (See page 12).

(3)	Represents the aggregate grant date fair value of stock awards made during 2010, 2009 and 2008 computed in accordance with the Stock Compensation Topic of the FASB ASC, based on the market price of our common stock on the date of grant. For a description of the assumptions used to determine these amounts, see Note 2 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, except that, as required by SEC regulations, the amounts in the table above do not reflect any assumed forfeitures. The maximum values of the awards, assuming the highest level of performance conditions is probable, are: for Mr. Stanton $647,036, $499,644 and $325,767 for the 2010, 2009 and 2008 awards, respectively; for Mr. Matthews $182,217, $140,745 and $91,765 for the 2010, 2009 and 2008 awards, respectively; for Mr. Schansman $141,225, $109,077 and $71,118 for the 2010, 2009 and 2008 awards, respectively ; for Mr. Wilson $141,225, $109,077 and $71,118 for the 2010, 2009 and 2008 awards, respectively; and for Mr. Foliano $141,225, $59,816 and $39,000 for the 2010, 2009 and 2008 awards, respectively.

(4)	Represents the aggregate grant date fair value of option awards made during 2010, 2009 and 2008 computed in accordance with the Stock Compensation Topic of the FASB ASC. Fair value was calculated using the Black-Scholes options pricing model. For a description of the assumptions used to determine these amounts, see Note 2 in each of the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2010, 2009 and 2008, except that, as required by SEC regulations, the amounts in the table above do not reflect any assumed forfeitures.

(5)	No amounts were earned for 2009 pursuant to the Management Incentive Bonus Plan.

(6)	Represents dividend credits on stock awards which accrue upon vesting and are paid in cash upon receipt of the award shares.

(7)	Consists of ADTRAN’s contributions to the executive officers’ Section 401(k) retirement plan accounts. In 2008, 2009 and 2010, the 401(k) plan required us to match 100% of an employee’s contributions to the plan (up to the first 3% of such employee’s annual compensation) and 50% of an employee’s contributions to the plan (up to the next 2% of such employee’s annual compensation). Compensation that may be considered in calculating the contribution amount for each employee is limited to $230,000 for 2008 and $245,000 for each of 2009 and 2010.

Grants of Plan-Based Awards in 2010

									All Other	All Other
									Stock	Option
			Estimated Possible Payouts			Estimated Future			Awards:	Awards:
			Under Non-Equity Incentive			Payouts Under Equity			Number of	Number of	Exercise or	Grant Date
			Plan Awards (2)			Incentive Plan Awards			Shares of	Securities	Base Price	Fair Value of
			Thresh-		Maxi-	Thresh-		Maxi-	Stock or	Underlying	of Option	Stock and
			old	Target	mum	old	Target	mum	Units	Options	Awards	Options
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
Thomas R. Stanton	11/06/2010	(1)								71,225	$33.70	$823,484	(4)
	—		$280,733	$655,000	$1,000,000
	11/06/2010	(3)				3,200	12,801	19,201				$501,927	(5)
James E. Matthews	11/06/2010	(1)								20,736	$33.70	$239,744	(4)
	—		$68,576	$160,000	$320,000
	11/06/2010	(3)				901	3,605	5,407				$141,352	(5)
Raymond R. Schansman	11/06/2010	(1)								18,933	$33.70	$218,898	(4)
	—		$60,004	$140,000	$280,000
	11/06/2010	(3)				698	2,794	4,191				$109,553	(5)
James D. Wilson	11/06/2010	(1)								18,933	$33.70	$218,898	(4)
	—		$60,004	$140,000	$280,000
	11/06/2010	(3)				698	2,794	4,191				$109,553	(5)
Michael Foliano	11/06/2010	(1)								18,933	$33.70	$218,898	(4)
	—		$27,323	$63,750	$127,500
	11/06/2010	(3)				698	2,794	4,191				$109,553	(5)

(1)	Grants of stock options under our 2006 Employee Stock Incentive Plan.

(2)	Reflects the possible annual VICC for 2010 payable under our Management Incentive Bonus Plan, as described under “Annual Incentive Awards” below. Actual amounts paid to our named executive officers under the plan for 2010 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Does not include the discretionary bonus paid to Mr. Stanton.

(3)	Grants of performance shares under our 2006 Employee Stock Incentive Plan.

(4)	Represents the grant date fair value of option awards made in 2010. For a description of the assumptions used to determine these amounts, see Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(5)	Represents the grant date fair value of performance shares granted in 2010 at the probable outcome against performance targets. For a description of the assumptions used to determine these amounts, see Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.
Annual Incentive Awards
     We provide our named executive officers with the opportunity to earn annual VICC under our Management Incentive Bonus Plan. Under the Management Incentive Bonus Plan, within 90 days of the beginning of each year, our Compensation Committee establishes corporate goals to determine the eligibility for, and amount of, any annual incentive compensation for our executives. The Compensation Committee also determines the eligible individuals to receive awards and establishes the terms and conditions of all awards under the Management Incentive Bonus Plan.
     In January 2010, our Compensation Committee established a group of VICC programs under the Management Incentive Bonus Plan to determine 2010 amounts and designated each executive as a participant in a particular program. Each program was designed to encourage growth in company net income and company revenue, including international revenue, carrier networks revenue and enterprise networks revenue. VICC was available under each program only if both of certain minimum net income and revenue thresholds were achieved. If these minimum thresholds were achieved, VICC was available in three categories: net income, revenue and international revenue. VICC was scaled depending upon the amount of growth the company experienced in excess of the minimum threshold in any category. In order to measure the value of each possible VICC award, the programs assigned to each participating executive a number identified as the target VICC. VICC available in each category was expressed as percentages of the target VICC and ranged from a small percentage if the required threshold was reached through the possibility of as much as 200% of the target VICC. In no event could any executive receive more than 200% of the target VICC in any combination of VICC awards for all categories. In determining the target VICC for each executive the Compensation Committee considered, among other things, the executive’s responsibilities and opportunity to influence the outcomes in the several categories under which VICC could be earned as well as the executive’s prior contributions to company performance.

     Under the program in which Messrs. Stanton, Matthews and Foliano participated, they could earn VICC only if each of total company net income and total company revenue grew by at least 2.5% over the prior year. If these two threshold growth measures were both achieved, they could earn VICC for growth in any one of total company net income, total company revenue or total company international revenue (if total company international revenue grew by at least 5.0%). The maximum amount of VICC was available if total company net income grew by 40%, if total company revenue grew by 28%, or if total international revenue grew by 80%. At the minimum thresholds Mr. Stanton could earn $116,983 for total company revenue growth and $81,875 for each of total company net income growth and total international revenue growth. At the minimum thresholds Mr. Matthews could earn $28,576 for total company revenue growth and $20,000 for each of total company net income growth and total international revenue growth. At the minimum thresholds Mr. Foliano could earn $11,386 for total company revenue growth and $7,969 for each of total company net income growth and total international revenue growth. In fact, the increases in each component which the Company achieved were well in excess of the amounts that entitled the executive to the maximum award available and each of Messrs. Stanton, Matthews and Foliano earned the maximum amount available as reflected in the table above and in the Summary Compensation Table.
     Under the program in which Mr. Schansman participated, he could earn VICC only if each of total company net income and total enterprise networks revenue grew by at least 2.5% over the prior year. If these two threshold growth measures were both achieved, he could earn VICC for growth in any one of total company net income, total enterprise networks revenue or total company international revenue (if total company international revenue grew by at least 5.0%). The maximum amount of VICC was available if total company net income grew by 40%, if total enterprise networks revenue grew by 28%, or if total international revenue grew by 80%. At the minimum thresholds Mr. Schansman could earn $25,004 for total enterprise networks revenue growth and $17,500 for each of total company net income growth and total international revenue growth. In fact, the increases in each component which the Company achieved were well in excess of the amounts that entitled the executive to the maximum award available and Mr. Schansman earned the maximum amount of VICC available as reflected in the table above and in the Summary Compensation Table.
     Under the program in which Mr. Wilson participated, he could earn VICC only if each of total company net income and total carrier networks revenue grew by at least 2.5% over the prior year. If these two threshold growth measures were both achieved, he could earn VICC for growth in any one of total company net income, total carrier networks revenue or total company international revenue (if total company international revenue grew by at least 5.0%). The maximum amount of VICC was available if total company net income grew by 40%, if total carrier networks revenue grew by 28%, or if total international revenue grew by 80%. At the minimum thresholds Mr. Wilson could earn $25,004 for total carrier networks revenue growth and $17,500 for each of total company net income growth and total international revenue growth. In fact, the increases in each component which the Company achieved were well in excess of the amounts that entitled the executive to the maximum award available and Mr. Wilson earned the maximum amount of VICC available as reflected in the table above and in the Summary Compensation Table.
     Actual VICC amounts awarded to our named executive officers for 2010 under the Management Incentive Bonus Plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Equity Compensation
     We granted stock options and performance-based restricted stock units, or “performance shares,” during 2010 to our named executive officers under the ADTRAN, Inc. 2006 Employee Stock Incentive Plan. The Stock Incentive Plan permits awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. Our Compensation Committee administers the Stock Incentive Plan, determines who will receive awards and establishes the terms and conditions of all awards. The total number of remaining shares authorized for grant for awards other than options under all equity compensation plans at December 31, 2010 was 3,224,624 shares.
     The per share exercise price of the options we granted to our named executive officers during 2010 was equal to the fair market value of a share of our common stock on the date of grant. Fair market value is defined in the Stock Incentive Plan as the closing price of our common stock on the business day immediately before the date of grant. The option price may be paid in cash, in shares of our common stock, by broker-assisted cashless exercise (if permitted by applicable laws and regulations), or by any other method permitted by the Committee.
     The options we granted in 2010 to our named executive officers will become exercisable with respect to 25% of the shares on each of the first four anniversaries of the grant date. The options become immediately vested and exercisable upon the executive’s death or disability, and upon a change of control. The options may be exercised for one year after termination due to the executive’s death, disability or retirement, or for 90 days after termination for any other reason other than for cause, in which case the options immediately terminate. In addition, the Compensation Committee, in its discretion, may accelerate the vesting at any time. The provisions regarding acceleration of the options are described in more detail in the section on the Stock Incentive Plan below under the heading entitled “Potential Payments Upon Termination or Change of Control.”

     The number of performance shares earned by the executive officers under the 2010 grant is based on our relative total shareholder return, or “TSR,” against a peer group over a three-year performance period. The peer group is set forth above in “Compensation Discussion and Analysis — Components of Executive Compensation — Long-Term Incentive Awards.” Depending on our relative TSR over the performance period, the executive officers may earn shares of common stock on a sliding scale from 0% to 150% of the performance shares granted depending on our relative TSR performance against the peer group, as shown below:

Granted Performance
ADTRAN’s TSR Performance	Shares Earned
Relative to its Peer Group	(expressed as a
(expressed in a percentile)	percentage)
Less than 20th Percentile	0%
20th Percentile	25%
25th Percentile	38%
30th Percentile	50%
35th Percentile	63%
40th Percentile	75%
45th Percentile	88%
50th Percentile	100%
55th Percentile	108%
60th Percentile	117%
65th Percentile	125%
70th Percentile	133%
75th Percentile	142%
80th or more Percentile	150%
     Shares earned are distributed at the end of the three-year performance period. Under the award agreements, a portion of the granted performance shares also vest and become deliverable upon the death or disability of a recipient or upon a change of control of ADTRAN, as discussed in more detail below under the heading “Potential Payments Upon Termination or Change of Control.” The recipients of the performance shares under the award agreements receive dividend credits based on the shares of common stock underlying the performance shares. The dividend credits are vested, earned and distributed in the same manner as the performance shares. Recipients may choose to defer shares under the Deferred Compensation Plan instead of receiving the shares at the time they are entitled to distribution of the shares.

Outstanding Equity Awards at 2010 Fiscal Year-End
     The following table sets forth information regarding all outstanding equity awards held by the named executive officers at December 31, 2010.

	Option Awards							Stock Awards
									Market	Equity		Equity
					Equity				Value	Incentive		Incentive
					Incentive				of	Plan		Plan Awards:
					Plan				Shares	Awards:		Market or
					Awards:			Number	or	Number of		Payout Value
	Number of		Number of		Number of			of Shares	Units of	Unearned		of Unearned
	Securities		Securities		Securities			or Units	Stock	Shares, Units		Shares, Units
	Underlying		Underlying		Underlying			of Stock	That	or Other		or Other
	Unexercised		Unexercised		Unexercised	Option		That	Have	Rights That		Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Not	Have Not		Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#) (14)		($)
Thomas R. Stanton	120,000	(1)	—		—	$12.75	7/23/2011	—	—	—		—
	108,000	(2)	—		—	$10.50	10/16/2012	—	—	—		—
	35,000	(3)	—		—	$32.27	11/25/2013	—	—	—		—
	40,000	(4)	—		—	$22.17	10/18/2014	—	—	—		—
	50,000	(5)	—		—	$30.04	10/17/2015	—	—	—		—
	50,000	(6)	—		—	$22.53	11/3/2016	—	—	—		—
	45,000	(7)	15,000	(7)	—	$23.02	11/5/2017	—	—	—		—
	39,500	(9)	39,500	(9)	—	$15.29	11/6/2018	—	—	—		—
	19,750	(10)	59,250	(10)	—	$23.46	11/7/2019	—	—	—		—
	—		71,225	(11)	—	$33.70	11/6/2020	—	—	—		—
	—		—		—	—	—	—	—	18,114	(15)	$665,908	(18)
	—		—		—	—	—	—	—	18,114	(16)	$665,908	(19)
	—		—		—	—	—	—	—	15,469	(17)	$560,132	(20)
James E. Matthews	50,000	(8)	—		—	$14.36	1/10/2012	—	—	—		—
	30,000	(2)	—		—	$10.50	10/16/2012	—	—	—		—
	15,000	(3)	—		—	$32.27	11/25/2013	—	—	—		—
	15,000	(4)	—		—	$22.17	10/18/2014	—	—	—		—
	15,000	(5)	—		—	$30.04	10/17/2015	—	—	—		—
	20,000	(6)	—		—	$22.53	11/3/2016	—	—	—		—
	18,000	(7)	6,000	(7)	—	$23.02	11/5/2017	—	—	—		—
	11,500	(9)	11,500	(9)	—	$15.29	11/6/2018	—	—	—		—
	5,750	(10)	17,250	(10)	—	$23.46	11/7/2019	—	—	—		—
	—		20,736	(11)	—	$33.70	11/6/2020	—	—	—		—
	—		—		—	—	—	—	—	5,102	(15)	$184,743	(18)
	—		—		—	—	—	—	—	5,102	(16)	$184,743	(19)
	—		—		—	—	—	—	—	4,356	(17)	$157,731	(20)
Raymond R. Schansman	7,916	(2)	—		—	$10.50	10/16/2012	—	—	—		—
	12,000	(3)	—		—	$32.27	11/25/2013	—	—	—		—
	13,000	(4)	—		—	$22.17	10/18/2014	—	—	—		—
	13,000	(5)	—		—	$30.04	10/17/2015	—	—	—		—
	20,000	(6)	—		—	$22.53	11/3/2016	—	—	—		—
	18,000	(7)	6,000	(7)	—	$23.02	11/5/2017	—	—	—		—
	10,500	(9)	10,500	(9)	—	$15.29	11/6/2018	—	—	—		—
	5,250	(10)	15,750	(10)	—	$23.46	11/7/2019	—	—	—		—
	—		18,933	(11)	—	$33.70	11/6/2020	—	—	—		—
	—		—		—	—	—	—	—	3,954	(15)	$143,174	(18)
	—		—		—	—	—	—	—	3,954	(16)	$143,174	(19)
	—		—		—	—	—	—	—	3,376	(17)	$122,245	(20)

	Option Awards							Stock Awards
									Market	Equity		Equity
					Equity				Value	Incentive		Incentive
					Incentive				of	Plan		Plan Awards:
					Plan				Shares	Awards:		Market or
					Awards:			Number	or	Number of		Payout Value
	Number of		Number of		Number of			of Shares	Units of	Unearned		of Unearned
	Securities		Securities		Securities			or Units	Stock	Shares, Units		Shares, Units
	Underlying		Underlying		Underlying			of Stock	That	or Other		or Other
	Unexercised		Unexercised		Unexercised	Option		That	Have	Rights That		Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Not	Have Not		Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#) (14)		($)
Michael Foliano	10,000	(12)	—		—	$20.46	7/17/2016	—	—	—		—
	5,000	(6)	—		—	$22.53	11/3/2016	—	—	—		—
	3,750	(13)	1,250	(13)	—	$27.17	7/16/2017	—	—	—		—
	9,750	(7)	3,250	(7)	—	$23.02	11/5/2017	—	—	—		—
	5,500	(9)	5,500	(9)	—	$15.29	11/6/2018	—	—	—		—
	2,750	(10)	8,250	(10)	—	$23.46	11/7/2019	—	—	—		—
	—		18,933	(11)	—	$33.70	11/6/2020	—	—	—		—
	—		—		—	—	—	—	—	2,169	(15)	$78,539	(18)
	—		—		—	—	—	—	—	2,169	(16)	$78,539	(19)
	—		—		—	—	—	—	—	3,376	(17)	$122,245	(20)
James D. Wilson	4,000	(3)	—		—	$32.27	11/25/2013	—	—	—		—
	8,000	(5)	—		—	$30.04	10/17/2015	—	—	—		—
	5,000	(6)	—		—	$22.53	11/3/2016	—	—	—		—
	18,000	(7)	6,000	(7)	—	$23.02	11/5/2017	—	—	—		—
	5,251	(9)	10,500	(9)	—	$15.29	11/6/2018	—	—	—		—
	5,250	(10)	15,750	(10)	—	$23.46	11/7/2019	—	—	—		—
	—		18,933	(11)	—	$33.70	11/6/2020	—	—	—		—
	—		—		—	—	—	—	—	3,954	(15)	$143,174	(18)
	—		—		—	—	—	—	—	3,954	(16)	$143,174	(19)
	—		—		—	—	—	—	—	3,376	(17)	$122,245	(20)

(1)	The options vested 25% on each of the first four anniversaries of 7/23/2001, the date of grant.

(2)	The options vested 25% on each of the first four anniversaries of 10/16/2002, the date of grant.

(3)	The options vested 25% on each of the first four anniversaries of 11/25/2003, the date of grant.

(4)	The options vested 25% on each of the first four anniversaries of 10/18/2004, the date of grant.

(5)	The options vest 25% on each of the first four anniversaries of 10/17/2005, the date of grant.

(6)	The options vest 25% on each of the first four anniversaries of 11/03/2006, the date of grant.

(7)	The options vest 25% on each of the first four anniversaries of 11/05/2007, the date of grant.

(8)	The options vested 25% on each of the first four anniversaries of 1/10/2002, the date of grant.

(9)	The options vest 25% on each of the first four anniversaries of 11/06/2008, the date of grant.

(10)	The options vest 25% on each of the first four anniversaries of 11/07/2009, the date of grant.

(11)	The options vest 25% on each of the first four anniversaries of 11/06/2010, the date of grant.

(12)	The options vest 25% on each of the first four anniversaries of 7/17/2006, the date of grant.

(13)	The options vest 25% on each of the first four anniversaries of 7/16/2007, the date of grant.

(14)	The amounts in this column equal the number of performance shares granted under the 2006 Employee Stock Incentive Plan at the performance level achieved as of December 31, 2010. The performance shares are earned based on our relative TSR over a three-year performance period. Therefore, the amounts indicated are not necessarily indicative of the amounts that may actually be earned by the individual executives.

(15)	These amounts reflect the number of performance shares granted on November 6, 2008.

(16)	These amounts reflect the number of performance shares granted on November 7, 2009.

(17)	These amounts reflect the number of performance shares granted on November 6, 2010.

(18)	These amounts reflect the closing price of $36.21 per share on December 31, 2010 and are measured at the performance level achieved as of December 31, 2010.

(19)	These amounts reflect the closing price of $36.21 per share on December 31, 2010 and are measured at the performance level achieved as of December 31, 2010.

(20)	These amounts reflect the closing price of $36.21 per share on December 31, 2010 and are measured at the performance level achieved as of December 31, 2010.

Option Exercises in 2010
     The following table sets forth information regarding all exercises of stock options by the named executive officers during the 2010 fiscal year.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)

Thomas R. Stanton	41,296	$611,321
James E. Matthews	—	—
Raymond R. Schansman	30,000	$561,000
James D. Wilson	19,000	$156,510
Michael Foliano	—	—
Nonqualified Deferred Compensation in 2010
     The following table sets forth information regarding the deferred compensation arrangements in which our named executive officers participated in 2010.

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions in	Contributions	Earnings in Last	Withdrawals/	at Last
	Last FY	in Last FY	FY	Distributions	FYE
Name	($)(1)	($)	($)	($)	($)(2)

Thomas R. Stanton	$127,128	—	$192,542	—	$1,607,251
James E. Matthews	$74,823	—	$120,973	—	$894,178
Raymond R. Schansman	—	—	—	—	—
James D. Wilson	—	—	$399	—	$3,282
Michael Foliano	—	—	—	—	—

(1)	This amount is included in the “Salary” column of the Summary Compensation Table for 2010 for Messrs. Stanton and Matthews.

(2)	Includes amounts previously included in the “Salary” column of the Summary Compensation Table for 2009 and 2008 for certain of the named executive officers, as follows: Mr. Stanton — $121,923 and $111,881, respectively; and Mr. Matthews — $58,235 and $52,969, respectively.
     We maintain the ADTRAN Inc. Deferred Compensation Plan. This plan is offered as a supplement to our tax-qualified 401(k) plan and is available to our officers and directors who have been duly appointed or elected by our Board of Directors. The deferred compensation plan allows participants to defer a portion of their salaries and all or a portion of their annual VICC and performance shares, and permits us to make matching contributions on a discretionary basis, without the limitations that apply to the 401(k) plan. To date, we have not made any matching contributions under this plan. All contributions are unfunded and are credited to bookkeeping accounts for the participants, although we have set aside assets in a rabbi trust to help us pay for the benefits under this plan. Each participant’s account is credited with earnings as if the account were invested as elected by the participant among pre-approved mutual funds. Benefits are usually distributed or begin to be distributed on the 1st day of the month following the six month anniversary of the participant’s separation from service. Benefits will be paid in a single lump sum cash payment; provided that a participant may, in some cases, elect to receive a portion of his or her benefit in installments paid over 3 or 10 years.
Potential Payments Upon Termination or Change of Control
     This section describes the limited benefits that would be provided to our named executive officers under our executive compensation plans upon a change of control of ADTRAN or following termination of employment (provided, in some cases further described below, the termination must be a “separation from service” as defined in Section 409A of the Internal Revenue Code). We also provide a table below showing the potential benefits payable to each of our named executive officers upon a change of control of ADTRAN or following termination of employment as of December 31, 2010.

Management Incentive Bonus Plan
     Under the ADTRAN, Inc. Management Incentive Bonus Plan, in the event of a change of control of ADTRAN, each executive will receive an immediate lump sum cash payment of the then-applicable annual VICC, but only if the performance measures set by the Compensation Committee for the relevant fiscal year have been attained as of the date of the change of control. The amount of the performance award would be consistent with the minimum, target or maximum level of performance measures actually achieved as of the change of control and would be for a proportionate share of the annualized amount for the part-year period ending on the change of control event. If there had been a change of control of ADTRAN on December 31, 2010, our executive officers would have received a payment under this provision, because the minimum levels required under the 2010 performance measures had been attained.
     Under the plan, a change of control would occur if:
(1)	any person or group acquires more than 50% of the total fair market value or total voting power of our stock;

(2)	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of 35% or more of the total voting power of our stock;

(3)	a majority of our Board members is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board; or

(4)	any person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) at least 40% of the total gross fair market value of all of our assets.
Deferred Compensation Plan
     Under the ADTRAN Inc. Deferred Compensation Plan, participants are entitled to receive their benefits upon termination of employment (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code). The amount they receive is based on their account balance, which would consist of their contributions to the plan and any earnings as described above in the Nonqualified Deferred Compensation table and its accompanying narrative. Benefits are not payable from the plan until the 1st day of the month following the six month anniversary of the participant’s separation from service.
2006 Employee Stock Incentive Plan
     Under our 2006 Employee Stock Incentive Plan, the options we have granted will become immediately vested and exercisable upon the executive’s death or disability, or upon a change of control. Upon termination of employment for cause, all outstanding options immediately terminate. Options may be exercised for one year upon termination due to the executive’s death, disability or retirement, or for 90 days after termination for any other reason other than for cause. Under the award agreements, with respect to the performance shares granted under our 2006 Employee Stock Incentive Plan, a portion of the performance shares become immediately vested and earned in the event of death, disability, or upon a change of control. The number of such vested performance shares equals 25% of the total performance shares granted multiplied by a fraction, the numerator of which equals the number of days elapsed from the date of grant to the date of the applicable acceleration event and the denominator of which equals the days in the performance period.
     Under the 2006 Employee Stock Incentive Plan, change of control is defined as:
(1)	the acquisition of beneficial ownership of 50% or more of either our outstanding shares of common stock or the combined voting power of our securities, except for any acquisition directly from us, any acquisition by us or our affiliates, or any acquisition by any of our employee benefit plans;

(2)	during any 12-month period, a majority of the Board is no longer comprised of individuals who, as of the beginning of that period, constituted our Board and individuals whose nomination for election was approved by the Board;

(3)	a reorganization, merger or consolidation, where substantially all of the owners, respectively, of our outstanding shares of common stock or the combined voting power of our securities immediately before the transaction beneficially own less than 50% of, respectively, the common stock and the combined voting power of the securities of the resulting corporation, in substantially the same proportions as their ownership immediately prior to the transaction; or

(4)	the sale or other disposition of all or substantially all of our assets.

     An executive is considered retired under the 2006 Employee Stock Incentive Plan if he terminates employment after age 65. Disability is defined as eligibility to receive long-term disability benefits or, if we do not have a long-term disability plan, an executive’s inability to engage in the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration. Cause means the executive’s willful and continued failure to perform his duties within 15 days after receipt of written demand for such performance; unlawful or willful misconduct which is economically injurious to us or our affiliates; conviction of, or a plea of guilty or nolo contendere to, a felony charge (other than a traffic violation); habitual drug or alcohol abuse that impairs the executive’s ability to perform his duties; embezzlement or fraud; competition with our business; or the executive’s breach of his employment contract, if any. Currently, none of our executives have employment contracts.
1996 Employees Incentive Stock Option Plan
     Under our 1996 Employees Incentive Stock Option Plan, the options we have granted will become immediately vested and exercisable upon the executive’s death or disability, or upon a change of control. Upon termination of employment for cause, all outstanding options immediately terminate, unless the executive is terminated for cause after a change of control, in which case the options may be exercised for three months after termination. Options may be exercised for one year upon termination due to the executive’s disability or the executive’s death while an employee, or for three months after termination for any reason other than for cause (or the option’s expiration date, if earlier).
     Disability under the 1996 plan is defined as total and permanent disability as determined by our Compensation Committee in its sole discretion. Change of control is defined as: (1) the acquisition by a person, group or entity of a sufficient number of shares of our common stock, or securities convertible into our common stock, to hold more than 50% of our common stock; or (2) any sale or other disposition of all or substantially all of our assets. Cause under the 1996 plan means acts by an executive that cause us liability or loss involving: personal dishonesty, incompetence, willful misconduct, moral turpitude, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), improper use or disclosure of our confidential information or trade secrets, the breach of any contract with ADTRAN, the unlawful trading in securities based on information gained through the performance of services for us, a felony conviction or the failure to contest prosecution for a felony, embezzlement, fraud, deceit or civil rights violations.

     The following table sets forth the potential benefits payable to our named executive officers pursuant to the arrangements described above, assuming termination of employment or a change of control had occurred on December 31, 2010.

	Thomas R.	James E.	Raymond R.	James D.	Michael
Benefit/Plan/Program	Stanton	Matthews	Schansman	Wilson	Foliano
Stock Options (1)	$1,958,402	$591,705	$547,134	$547,134	$321,937
Performance Shares (2)	$225,860	$63,616	$49,303	$49,303	$37,886
Management Incentive Bonus Plan (3)	$1,000,000	$320,000	$280,000	$280,000	$127,500
Deferred Compensation Plan (4)	$1,607,251	$894,178	—	$3,282	—

Total value upon a change of control (5)	$4,791,513	$1,869,499	$876,437	$879,719	$487,323

Total value upon termination of employment due to death or disability (6)	$3,791,513	$1,549,499	$596,437	$599,719	$359,823

Total value upon termination of employment for any other reason (7)	$1,607,251	$894,178	—	$3,282	—

Potential payments upon Termination or Change of Control as a Multiple of Salary and VICC (8)	1.75	1.57	1.60	1.60	1.22

(1)	Amounts represent the potential value of unvested stock options held by the named executive officers under the 2006 Stock Incentive Plan and the 1996 Incentive Stock Option Plan that would have vested upon a change of control or upon termination of employment by reason of death or disability on December 31, 2010, based on a price of $36.21 per share, the closing price of our common stock on December 31, 2010.

(2)	Amounts represent the potential value of unvested performance shares that would have vested upon a change of control or upon termination of employment by reason of death or disability on December 31, 2010, based on a price of $36.21 per share, the closing price of our common stock on December 31, 2010.

(3)	Represents the amount of the annual VICC that would have been payable to each participant upon a change of control on December 31, 2010.

(4)	Represents the amount payable under the Deferred Compensation Plan upon a termination of employment (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code), including a termination by reason of death or disability, to each participant on December 31, 2010. These amounts equal the account balance of each participant as of December 31, 2010.

(5)	Reflects the sum of (1) the value of accelerated vesting of stock options; (2) the value of shares of common stock received upon partial vesting of unvested performance shares; and (3) amounts payable under the Management Incentive Bonus Plan, in each case as of December 31, 2010.

(6)	Reflects the sum of (1) the value of accelerated vesting of stock options; (2) the value of shares of common stock received upon partial vesting of unvested performance shares; and (3) amounts payable under the Deferred Compensation Plan, in each case as of December 31, 2010.

(7)	Represents amounts payable to each participant under the Deferred Compensation Plan upon termination of employment for any reason (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code) on December 31, 2010.

(8)	Amounts represent the sum of the potential value of unvested stock options as described in Footnote 1 above, the potential value of unvested performance shares as described in Footnote 2 above, and the amount of the annual VICC that would have been payable as described in Footnote 3 above as a multiple of the salary and VICC received by each individual for the year ending December 31, 2010 as disclosed at Summary Compensation Table above. The amounts payable under the Deferred Compensation Plan are excluded from this calculation because all amounts included in the Plan are amounts of compensation deferred by the executive and the earnings on such amounts and do not include any Company contributions. Under the Company’s change of control arrangements, there is no salary payable upon a change of control other than salary earned but unpaid to the time of the change of control.

DIRECTOR COMPENSATION
     The table below sets forth information regarding compensation paid to our non-employee directors for 2010.

					Change in
				Non-Equity	Pension Value
				Incentive	and
	Fees Earned			Plan	Nonqualified	All Other
	or Paid in	Stock	Option	Compen-	Deferred	Compen-
	Cash	Awards	Awards	sation	Compensation	sation	Total
Name	($)	($) (1)	($) (2)	($)	Earnings	($)	($)

H. Fenwick Huss	$70,000	$59,991	—	—	—	—	$129,991
Ross K. Ireland	$60,000	$59,991	—	—	—	—	$119,991
William L. Marks	$67,500	$59,991	—	—	—	—	$127,491
Balan Nair	$65,000	$59,991	—	—	—	—	$124,991
Roy J. Nichols	$75,000	$59,991	—	—	—	—	$134,991
James L. North	$60,000	$59,991	—	—	—	—	$119,991

(1)	Represents the aggregate grant date fair value of stock awards made during 2010 computed in accordance with the Stock Compensation Topic of the FASB ASC, based on the market price of our common stock on the date of grant. For a description of the assumptions used to determine these amounts, see Note 2 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, except that, as required by SEC regulations, the amounts in the table above do not reflect any assumed forfeitures.

(2)	The aggregate number of option awards outstanding for each of the non-employee directors at December 31, 2010 was as follows:

Name	Options
H. Fenwick Huss	65,000
Ross K. Ireland	20,000
William L. Marks	55,000
Balan Nair	25,000
Roy J. Nichols	55,000
James L. North	45,000
     Non-employee directors of ADTRAN, including Mr. North, our director emeritus, were paid an annual fee of $60,000, plus an annual retainer of $5,000 paid to the Nominating and Corporate Governance Committee chairperson, plus an annual retainer of $10,000 paid to the Audit Committee chairperson, plus an annual retainer of $7,500 paid to the Compensation Committee chairperson. In January 2010, the Board approved the payment of an annual fee of $15,000 to the director serving as lead director. This annual fee is in addition to all other fees received for services as a director or as a member or chairman of a committee of the Board. Directors who are employees of ADTRAN receive no directors’ fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.
     Our non-employee directors, including our current director emeritus, are entitled to participate in our 2010 Directors Stock Option Plan, which our stockholders approved at the 2010 annual meeting of stockholders on May 5, 2010. As of December 31, 2010, there were a total of 500,000 shares reserved for issuance under the 2010 Directors Stock Option Plan, of which 150,000 shares were subject to outstanding options, 9,894 were issued as restricted stock awards and 340,106 shares were available for future awards. The 2010 Directors Stock Option Plan provides for automatic equity grants to directors who are not otherwise employees of ADTRAN. Under the 2010 Directors Stock Option Plan newly-elected directors may receive an initial grant and an annual grant in the same calendar year. As of December 31, 2010, there were five directors and one director emeritus eligible to participate in the 2010 Directors Stock Option Plan. The 2010 Directors Stock Option Plan is administered by the Compensation Committee. Subject to the terms of the 2010 Directors Stock Option Plan, the Compensation Committee has the authority to determine the terms and provisions of the option agreements, to interpret the provisions of the plan, to prescribe, amend and rescind any rules and regulations relating to the plan, and to make all determinations necessary or advisable for the administration of the plan.

     Equity grants (nonqualified stock options, restricted stock or restricted stock units) under the 2010 Directors Stock Option Plan have a fixed dollar value determined by reference to a percentage of the Directors’ total remuneration. The annual equity grant has a value equal to 50% of the Directors’ total remuneration for the calendar year (which includes the award under the 2010 Directors Stock Option Plan and excludes any compensation for serving as a committee chair or lead director or any additional meeting fees), or a lesser amount as determined in the discretion of our Board. In no event shall any annual equity award have a fair market value greater than $120,000. In addition, upon initially joining the Board, a new Director will receive an initial award equal to 50% of the value of the annual grant (detailed above) that was granted in the calendar year prior to the calendar year in which the new Director joins the Board, or a lesser amount as determined in the discretion of our Board. The initial grant will be in addition to any annual grant. Grants under the 2010 Directors Stock Option Plan are in the form of restricted stock, unless our Board (upon recommendation from the Compensation Committee) determines to grant awards in the form of restricted stock units or nonqualified stock options.
     Options granted under the 2010 Directors Stock Option Plan (whether in the form of restricted stock, nonqualified stock options or restricted stock units) vest in full on the first anniversary of the grant date, unless the vesting schedule is varied by the Compensation Committee in the Director’s award agreement. Awards vest earlier if there is a change of control of ADTRAN or if the Director terminates service due to death or disability. The term of any nonqualified stock option is ten years from the date of grant. The Compensation Committee is given the discretion under the 2010 Directors Stock Option Plan to extend this exercise period for outstanding options to the extent permitted by Section 409A of the Internal Revenue Code. The purchase price of the common stock underlying each nonqualified stock option granted under the 2010 Directors Stock Option Plan is 100% of the fair market value of the common stock on the date the option is granted. There is no purchase price for an award of restricted stock or restricted stock units.
     If a Director’s service with ADTRAN is terminated for cause, all nonqualified stock options will terminate immediately. Upon termination of a Director’s service due to disability, the nonqualified stock options may be exercised for one year. Upon termination of a Director’s service other than due to death, disability or cause, the nonqualified stock options may be exercised for three months. In addition, if a Director dies while his nonqualified stock options remain exercisable, his beneficiary (as determined under the 2010 Directors Stock Option Plan) may exercise the options for up to one year after the date of death. However, in no case will any option remain exercisable beyond its term. Under the 2010 Directors Stock Option Plan, “cause” is defined as an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, moral turpitude, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the use for profit or disclosure to unauthorized persons of our confidential information or trade secrets, the breach of any contract with us, the unlawful trading in our securities or the securities of another corporation based on information gained as a result of the performance of services for us, a felony conviction or the failure to contest prosecution for a felony, embezzlement, fraud, deceit or civil rights violations, any of which acts cause us liability or loss, as determined by the Compensation Committee in its sole discretion. Under the plan, “disability” means the total and permanent disability of an individual as determined by the Compensation Committee in its sole discretion. In addition, if a director dies during service, or during a period following termination of service when his options have not yet terminated as provided above, the director’s beneficiary can exercise the options for up to one year after the date of the director’s death (or the expiration of the option, if earlier). If an individual ceases to be a Director, his rights with regard to all non-vested restricted stock and restricted stock units granted under the 2010 Directors Stock Option Plan cease immediately.
     On December 30, 2010, in accordance with the terms of the 2010 Directors Stock Option Plan, 1,649 shares of restricted stock were granted to each of Messrs. Ireland, Marks, Nair, Nichols and North and Dr. Huss.

EQUITY COMPENSATION PLAN INFORMATION
     The following table gives information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2010, which include the following:
•	ADTRAN, Inc. Amended and Restated 1996 Employees Incentive Stock Option Plan, as amended;

•	ADTRAN, Inc. 2006 Employee Stock Incentive Plan;

•	ADTRAN, Inc. 2010 Directors Stock Option Plan; and

•	ADTRAN, Inc. Amended and Restated 1995 Directors Stock Option Plan, as amended.
     Each of these plans has been approved by our stockholders.

(c) Number of Securities
	(a) Number of			Remaining Available
	Securities to be Issued		(b) Weighted Average	for Future Issuance Under
	Upon Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders	6,359,505		$23.09	9,043,638
Equity Compensation Plans Not Approved by Stockholders	—		—	—

TOTAL	6,359,505	(1)	$23.09	9,043,638	(1)(2)

(1)	Amounts include the number of securities to be issued or to remain available upon achievement of maximum performance in connection with the outstanding performance shares.

(2)	As of December 31, 2010, the shares remaining available for future issuance under equity compensation plans includes 3,224,624 shares that may be used for authorized awards other than stock options.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     James L. North, a partner in the law firm of James L. North & Associates, is our director emeritus and as of December 31, 2010, beneficially owned 116,000 shares of our common stock. We paid James L. North & Associates fees of $120,000 for legal services rendered to us during 2010. All bills for services provided by James L. North & Associates are reviewed and approved by our Chief Financial Officer. We believe that the fees for these services are reasonable and comparable to those charged by other firms for services rendered to us.
Policies and Procedures For Review and Approval of Related Person Transactions
     We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of ADTRAN, and must not be motivated by personal considerations or relationships. We attempt to analyze all transactions in which ADTRAN participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.
     Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of ADTRAN. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to either a personnel supervisor, if applicable, or the Director of Internal Audit. Once a personnel supervisor receives notice of a conflict of interest he or she will report the relevant facts to the Director of Internal Audit. The Director of Internal Audit will then generally consult with the Audit Committee and a determination will be made as to whether the activity is permissible. A copy of our Code of Business Conduct and Ethics is available on our website at www.adtran.com under the links “Investor Relations — Corporate Governance — ADTRAN Code of Business Conduct and Ethics.”

     In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and officers complete Directors’ and Officers’ Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. A list is then maintained by us of all companies known to ADTRAN that are affiliated with a related person. Any potential transactions with such companies or other related party transactions are reviewed by the Chief Financial Officer and brought to the attention of the Audit Committee as appropriate. Our Audit Committee is responsible for reviewing and approving all material transactions with any related person.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act, and regulations of the SEC thereunder, require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of those persons, to file with the SEC initial reports of their ownership of our common stock and subsequent reports of changes in that ownership. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these reports received by us and on information provided by the reporting persons, we believe that during the fiscal year ended December 31, 2010, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

AUDIT COMMITTEE REPORT
     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of ADTRAN’s financial reporting. Our Board of Directors has adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on our website at www.adtran.com.
     The Audit Committee held thirteen meetings during the fiscal year ended December 31, 2010. Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, attended each meeting. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the fiscal year ended December 31, 2010 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2010. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required under Statement on Auditing Standards No. 61 and No. 90 (Codification of Statements on Auditing Standards, AU § 380), as amended or superseded.
     In addition to the review of annual and interim financial statements, the Audit Committee continued its focus on functions and risks which could adversely impact ADTRAN’s financial position. Audit Committee meetings included overviews of the status of testing of key internal controls over financial reporting. The Audit Committee has actively reviewed management’s assessment of the effectiveness of ADTRAN’s internal control over financial reporting (including management’s evaluation of identified control deficiencies and management’s program for remediation of those deficiencies) and PricewaterhouseCoopers LLP’s report thereon, both of which are included in the Annual Report on Form 10-K for the year ended December 31, 2010.
     The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communication of PricewaterhouseCoopers LLP with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee reviewed the audit and non-audit services provided by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2010 and determined to engage PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN for the fiscal year ending December 31, 2011.
     Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.
AUDIT COMMITTEE
H. Fenwick Huss, Chairman
Ross K. Ireland
William L. Marks
Balan Nair
Roy J. Nichols

PROPOSAL 2 — SAY-ON-PAY RESOLUTIONS
     (a) Advisory Vote on Executive Compensation. We believe that our compensation policies and procedures, which include the pay for performance components that have been described previously in this Proxy Statement, are strongly aligned with the long-term interests of our shareholders. This advisory Shareholder resolution is commonly known as “Say-on-Pay.” This resolution is included to provide shareholders the opportunity to endorse or not endorse our executive pay program and policies, and the compensation of our named executive officers, through the following advisory proposal:
     “RESOLVED, that the shareholders approve the overall executive compensation policies and procedures employed by the Company as well as the compensation of the named executive officers, all as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in this Proxy Statement.”
Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee.
     The Board of Directors unanimously recommends a vote “For” approval of the “Say-on-Pay” proposal.
     (b) Advisory Vote on the Frequency of Stockholder Consideration of Say-on-Pay. Under the financial reform legislation, commonly known as “Dodd-Frank,” adopted in July, 2010, public companies must also ask their stockholders to express a preference for how often stockholders will consider a resolution like that contained in Proposal 2(a) above: every three years, every two years or every one year. These choices are expressed on the enclosed proxy card and we request you to express your choice. Please express only one. Proxies that express more than one choice or that express no choice will be considered in determining the total number of proxies voting, but they will not be considered as having expressed a preference.
Because your vote on this matter, commonly called “Say When on Pay,” is advisory, it will not be binding on the Board. The Board will, however, take the results of this vote into consideration in determining how frequently to present a “say on pay” vote to stockholders. A “Say When on Pay” vote similar to this one will be taken again not later than at the annual meeting of stockholders in 2017.

PROPOSAL 3 — APPROVAL OF THE RESTATED ADTRAN, INC. VARIABLE INCENTIVE COMPENSATION PLAN
Introduction
     The Management Incentive Bonus Plan (renamed the Variable Incentive Compensation Plan) was initially approved by our stockholders at the 2006 Annual Meeting of the Stockholders. To maintain certain tax deductibility requirements, the Variable Incentive Compensation Plan generally must be approved by stockholders at least once every five years. In connection with this process, our stockholders are being asked to consider and vote on this proposal to approve the amendment and restatement of the plan, effective as of January 1, 2011 (the “Restated Plan”). The Board of Directors (the “Board”) adopted the Restated Plan subject to the approval of our stockholders, at its meeting on January 18, 2011.
     Based on recommendations of the Compensation Committee, the effect of the proposed restatement is to increase the maximum performance award that may be made to an individual from $1 million to $3 million. In addition, the Restated Plan would permit the Board or Compensation Committee to provide, at the time it approves an award, for any or all of (a) payment in one or more installments, (b) adjustments to such installments for earnings and losses to the date of payment based on a reasonable rate of interest or predetermined actual investment designated at the time of approval of the award, and (c) such installment payments to be conditioned upon a participant’s continued employment through the date of payment (excluding certain terminations if the Board or Compensation Committee so designates). The Restated Plan would also clarify that, if a change in control occurs, performance awards (including minimum, target and maximum levels of performance measures) are automatically adjusted on a pro-rata basis and to reflect the time value of money.
     The Board of Directors has approved and unanimously recommends that the stockholders vote “FOR” the proposal to approve the Restated Plan. If approved by our stockholders, the Restated Plan will be effective as of January 1, 2011.
Purpose
     The purpose of the Restated Plan is to: (a) provide annual cash incentives and rewards for certain officers and management employees of ADTRAN; (b) attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve ADTRAN’s financial and strategic objectives; and (c) qualify compensation paid under the Restated Plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) to preserve ADTRAN’s tax deduction for compensation paid under the Restated Plan to certain plan participants.
     The following description of the Restated Plan is a summary and is qualified in its entirety by reference to the applicable provisions of the Restated Plan, which is attached as Appendix A.
Description of the VICC Plan
     Administration. The Board appointed the Compensation Committee, all of whose members qualify as “outside directors” (as defined by Code Section 162(m)) to administer the Restated Plan. Among other powers and duties, the Compensation Committee determines the individuals eligible to receive performance awards and establishes the terms and conditions of all performance awards.
     Eligibility. Performance awards may be awarded under the Restated Plan to any officer of ADTRAN or to any management employee who is selected by the chief executive officer or chief operating officer and recommended to the Compensation Committee. As soon as possible after the beginning of each plan year (which is the calendar year), the Compensation Committee determines those officers and employees, either by name or by position, who are eligible to participate in the Restated Plan for that year. The Compensation Committee retains discretion to name as a participant an employee hired or promoted into an eligible position for the first time after the commencement of the plan year.
     As of January 1, 2011, eight executive officers and 10 non-executive employees were eligible to participate in the Restated Plan. In January 2011, we established target VICC amounts for 2011 of $1,773,819 that may be awarded to eligible participants under the Restated Plan. Since the amounts to be paid for the 2011 awards depend on the achievement of performance measures during the 2011 fiscal year, the following table shows the amounts that would have been received by eligible participants under the Restated Plan if the Restated Plan were in effect for our fiscal year 2010:

NEW PLAN BENEFITS
ADTRAN, INC. VARIABLE INCENTIVE COMPENSATION PLAN

Name and Position	Dollar Value ($)
Thomas R. Stanton	$1,310,00
Chief Executive Officer
James E. Matthews	$320,000
Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary
Raymond R. Schansman	$280,000
Senior Vice President and General Manager, Enterprise Networks
James D. Wilson	$280,000
Senior Vice President and General Manger — Carrier Networks
Michael Foliano	$127,500
Senior Vice President — Global Operations
Executive Officers (as a group)	$2,528,084
Non-Executive Officer Employees (as a group)	$624,062
     Performance Awards. ADTRAN intends that the performance awards under the Restated Plan satisfy the requirements of Code Section 162(m) for performance-based compensation. Performance awards are cash amounts generally determined as a percentage of the participant’s base rate of salary prorated over the plan year. Within 90 days of the beginning of the plan year, the Compensation Committee will establish the performance measures and the target levels for the related performance awards. The Compensation Committee may establish these performance measures and awards at minimum, target and maximum levels, and the performance measures may be based on the participant’s individual performance as well as the performance of ADTRAN. In no event will a performance award to any one participant exceed $3 million. If the minimum performance measure is not met, then no performance awards will be paid. The Compensation Committee retains the discretion to reduce any performance award below the award established, and all awards are subject to final Board approval. As soon as possible after the end of a plan year, the Compensation Committee will certify whether the performance measures were met. Subject to the approval of the Board, the Compensation Committee will award the participant the performance award based on the attainment of the performance measures. Performance awards will be paid in cash to the participant as soon as possible after the Compensation Committee certifies that the performance measures were met and the performance awards are approved unless the Board or Compensation Committee provides, at the time it approves the award, that the award will be payable in one or more installments. The Board or Compensation Committee may also provide, at the time it approves the award, that such installment payments will be adjusted for earnings and losses based on a reasonable rate of interest or predetermined actual investment. Payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by us. If a participant’s employment with ADTRAN terminates before the scheduled date of payment of all or a portion of a performance award, the participant will forfeit such payment unless the continued employment requirement is designated by the Board or Compensation Committee as waived based on the type of termination experienced by the participant (e.g., retirement) or the termination is in connection with a change in control. If a change in control of ADTRAN occurs, performance awards (including minimum, target and maximum levels of performance measures) are automatically adjusted on a pro-rata basis (generally based on the number of days in the year through the date of the change in control, divided by the number of total days in the year) and to reflect the time value of money. Each participant whom the Compensation Committee certifies as having attained the performance measures (as adjusted) as of the date of the change in control will receive, at the closing, an immediate lump sum cash payment of any performance award (as adjusted) to which he or she is entitled.

     Performance Measures. The Compensation Committee will establish specific performance measures for a plan year by reference to any one or more of the following: (i) earnings before all or any taxes; (ii) earnings before all or any of interest expense, taxes, depreciation and amortization; (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent; (iv) earnings before all or any of interest expense and taxes; (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on stockholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total stockholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance measures may relate to ADTRAN and/or one or more of its affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination of the same, all as the Compensation Committee determines. In addition, to the extent consistent with the requirements of Code Section 162(m), the performance measures may be calculated without regard to extraordinary items. These factors will not be altered or replaced by any other criteria without ratification by the stockholders of ADTRAN if failure to obtain approval would result in jeopardizing the tax deductibility of performance awards to participants.
     Amendment and Termination. Our Board may amend or terminate the Restated Plan at any time, subject to stockholder approval, if necessary to continue to qualify performance awards as performance-based compensation under Code Section 162(m). No amendment or termination will affect the payment of a performance award for a year already ended.
Federal Income Tax Consequences
     The following summary of the federal income tax consequences relating to the Restated Plan is based on present federal tax laws and regulations. We cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.
     Performance Awards. A participant will generally recognize ordinary taxable income in the year he or she receives a cash payment for his or her performance award under the Restated Plan in the amount of the cash payment he or she receives. Similarly, ADTRAN will generally recognize a tax deduction in the same amount for its fiscal year during which the cash payment is made to a participant.
     Limitation on Company Deductions. No federal income tax deduction is allowed for ADTRAN for any compensation paid to a “covered employee” in any taxable year of ADTRAN to the extent that the covered employee’s compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of ADTRAN and the three other most highly compensated officers of ADTRAN, other than the principal financial officer for the taxable year, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is (1) commission-based compensation, (2) performance-based compensation, (3) compensation which would not be includable in an employee’s gross income, and (4) compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified after that date. For this purpose, the performance awards under the Restated Plan are designed to meet the requirements of performance-based compensation under Code Section 162(m). The Compensation Committee intends to administer the Restated Plan in a manner that maximizes ADTRAN’s tax deductions under Code Section 162(m).

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1986 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.
     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.
     The Audit Committee of the Board of Directors and the Board unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit and Non-Audit Fees
     Aggregate fees and expenses for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2010 and 2009 are set forth below. The aggregate fees and expenses included in the Audit category are fees and expenses billed for the fiscal years for the integrated audit of our annual financial statements and review of our interim financial statements and statutory and regulatory filings. The aggregate fees and expenses included in each of the other categories are fees and expenses billed in the fiscal years.

	Fiscal Year 2010	Fiscal Year 2009
Audit Fees	$800,358	$813,284
Audit-Related Fees	57,539	40,443
Tax Fees	13,100	12,400
All Other Fees	—	—

Total	$870,997	$866,127
     Audit Fees for the fiscal years ended December 31, 2010 and 2009 were for professional services rendered for the integrated audits of our annual consolidated financial statements and of our internal control over financial reporting and quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q, as well as the statutory audit of the financial statements of a foreign subsidiary.
     Audit-Related Fees as of the fiscal years ended December 31, 2010 and 2009 were for services associated with the audit of our 401(k) plan and various consultations related to accounting matters.
     Tax Fees as of the fiscal years ended December 31, 2010 and 2009 were for services related to tax compliance and preparation of international tax returns.
     All Other Fees. There were no fees in this category for the fiscal years ended December 31, 2010 and 2009.
     We did not rely on the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X for the authorization of any of the services described above.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
     The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by PricewaterhouseCoopers LLP. The policy: (1) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired; (2) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed; and (3) sets forth pre-approval requirements for all permitted services.

     Under the policy, a schedule is presented annually to the Audit Committee outlining the types of audit-related, tax and other services (other than audit services) that are likely to be performed during the year. The Audit Committee, based upon the guidelines in the policy, selects the services from that schedule that will be generally pre-approved services and attaches the list as an appendix to the policy. The Audit Committee then sets an annual aggregate fee limitation for all of these generally pre-approved services. For fiscal year 2010, that limit was set at $50,000. Any fees for the generally pre-approved services that exceed this aggregate fee limit must be specifically pre-approved. In addition, any services not on the list of general pre-approved services must be specifically pre-approved.
     Each member of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval, in the event that the full Audit Committee is not available. Any member of the Audit Committee who provides specific pre-approval must report such approval to the Audit Committee at its next meeting. To ensure compliance with the policy, a detailed report outlining all fees incurred year-to-date for services provided by PricewaterhouseCoopers LLP is presented to the Audit Committee on a quarterly basis.
STOCKHOLDERS’ PROPOSALS FOR 2012 ANNUAL MEETING
     Proposals of stockholders, including nominations for the Board of Directors, intended to be presented at the 2012 Annual Meeting of Stockholders should be submitted by certified mail, return receipt requested, and must be received by us at our executive offices in Huntsville, Alabama, on or before December 1, 2011 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. Any stockholder proposal must be in writing, must comply with Rule 14a-8 under the Exchange Act and must set forth (1) a description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (2) the name and address, as they appear on our books, of the stockholder submitting the proposal, (3) the class and number of shares that are beneficially owned by such stockholder, (4) the dates on which the stockholder acquired the shares, (5) documentary support for any claim of beneficial ownership as required by Rule 14a-8, (6) any material interest of the stockholder in the proposal, (7) a statement in support of the proposal and (8) any other information required by the rules and regulations of the SEC. Stockholder nominations must comply with the procedures set forth above under “Nomination of Directors.”
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
     Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments of the Annual Meeting, the persons named as proxies on the enclosed form of proxy card intend to vote the shares represented by all valid proxies in accordance with their judgment of what is in the best interest of ADTRAN.

By Order of the Board of Directors.

Thomas R. Stanton
Chairman of the Board

Huntsville, Alabama
March 31, 2011

     Our 2010 Annual Report, which includes audited financial statements, has been mailed to our stockholders with these proxy materials. The Annual Report does not form any part of the material for the solicitation of proxies.

Appendix A
ADTRAN, INC.
VARIABLE INCENTIVE COMPENSATION PLAN
Section 1. Purpose and Scope.
     1.1 Background. The Company originally adopted the ADTRAN, Inc. Management Incentive Bonus Plan under a plan document adopted by the Board of Directors of the Company on January 23, 2006 and effective January 1, 2006 (the “Plan”), and which was approved by the Company’s shareholders in May, 2006. The Company hereby renames the Plan the ADTRAN, Inc. Variable Incentive Compensation Plan and amends and restates the Plan, effective January 1, 2011, contingent upon the Plan being approved by the shareholders of the Company at their annual meeting in May 2011.
     1.2 General Purpose. The purpose of the Plan is as follows: (i) to provide annual cash incentives and rewards for certain officers and management employees of the Company; (ii) to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve the Company’s financial and strategic objectives; and (iii) to qualify compensation paid under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, in order to preserve the Company’s tax deduction for compensation paid under the Plan to Eligible Employees.
Section 2. Definitions.
     The following words and phrases as used in this Plan shall have the meanings set forth in this Section unless a different meaning is clearly required by the context.
     2.1 “Affiliate” shall mean, as of any date, an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, pursuant to the provisions of Code Sections 414(b), (c), (m) or (o).
     2.2 “Base Compensation” shall mean a Participant’s base rate of salary prorated over the Plan Year (e.g., if a Participant’s base salary rate is $10,000 per month (or $120,000 annually) for the first six months of the Plan Year and then $15,000 per month (or $180,000 annually) for the last six months of the year, then his Base Compensation for the Plan Year for purposes of the Plan will be $150,000).
     2.3 “Board” shall mean the Board of Directors of the Company.
     2.4 “Change in Control” shall mean the occurrence of any one of the following events, as determined under the provisions of Code Section 409A:
     (a) Change in Ownership. A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company (within the meaning of subsection (ii) herein). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.
     (b) Change in Effective Control. A change in the effective control of the Company occurs on the date that either:
     (i) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or
     (ii) a majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Appendix A
A change in effective control may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control Event.
     (c) Change in Ownership of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
In determining whether a Change in Control has occurred, the rules and regulations issued under Code Section 409A shall apply.
     2.5 “Chief Executive Officer” or “CEO” shall mean the Chief Executive Officer of the Company.
     2.6 “Chief Operating Officer” or “COO” shall mean the Chief Operating Officer of the Company.
     2.7 “Committee” shall mean the Compensation Committee of the Board or such other committee as may be appointed by the Board, the members of which shall all be qualified as “outside directors” under Code Section 162(m), to administer the Plan for each Plan Year, pursuant to Section 9.2.
     2.8 “Company” shall mean ADTRAN, Inc., a Delaware corporation, and any successor thereto.
     2.9 “Eligible Employee” shall mean any officer or such other management employees who are selected by the CEO or COO and recommended to the Committee for participation in the Program for a particular Plan Year.
     2.10 “Maximum Performance Award” shall mean, for any individual for a given Plan Year, a Performance Award in an amount equal to Three Million Dollars ($3,000,000).
     2.11 “Outside Directors” shall mean members of the Board who qualify as outside directors, as that term is defined in Section 162(m) of the Code and the regulations issued thereunder.
     2.12 “Participant” shall mean an Eligible Employee approved by the Committee under Section 3 to participate in the Plan, who has been notified by the CEO or COO of his or her approved participation.
     2.13 “Performance Award” shall mean the cash amounts awarded to a Participant under the terms of the Plan. Performance Awards shall usually be determined as a percentage of the Participant’s Base Compensation, subject to the Committee’s discretion.
     2.14 “Performance Measure” means any one or more of the objective criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion for any particular Plan Year, pursuant to the provisions of Section 4.3.
     2.15 “Plan” shall mean this ADTRAN, Inc. Variable Incentive Compensation Plan, as amended from time to time.
     2.16 “Plan Year” shall mean the 12-month period ending on each December 31; provided that if the Company’s fiscal year should be changed to any other 12-month period, then the Plan Year shall contemporaneously and automatically change to such 12-month period.
Section 3. Participation.
     3.1 Eligibility to Participate. As soon as possible following the commencement of each Plan Year, the Committee shall specify by name or position the Participants eligible to participate in the Plan for that Plan Year. The Committee shall retain discretion to name as a Participant an employee hired or promoted into an eligible position for the first time after the commencement of the Plan Year. A Participant must remain employed by the Company through the date that payment of the Performance Awards is scheduled to be made for a Plan Year in order to be eligible to receive a Performance Award for that Plan Year, except in the case of a Change in Control as provided in Sections 7 and 8 below.

Appendix A
     3.2 Termination of Participation. Except in the case of a Change in Control as provided in Sections 7 and 8 below, a Participant’s participation in the Plan shall terminate upon his termination of employment with the Company. The Committee shall retain the discretion to reduce participation in the Plan to a level less than full participation or to suspend or terminate participation of any Participant reassigned to substantially different duties, undertaking an authorized leave of absence or disqualified for any reason by the Committee. Notice of the reduction in participation or suspension or termination of any individual Participant shall be forwarded to the CEO or COO and the affected Participant or Participants in writing.
Section 4. Establishment of Performance Measures and Performance Awards.
     4.1 Time of Establishment. No later than ninety (90) days after the commencement of the Plan Year, the Committee shall specify in writing the Performance Measures and Performance Awards which are to apply for that Plan Year with regard to each Participant or each group of Participants (by name or position), subject to the provisions of Sections 4.2 and 4.3. In its discretion, the Committee may establish minimum, target and maximum levels of Performance Measures and the related Performance Awards for each Plan Year. The Committee may establish Performance Measures for each Participant’s individual performance, as well as establishing Performance Measures based on corporate performance.
     4.2 Performance Awards. The amount of Performance Awards may vary among Participants and from Plan Year to Plan Year; however, no individual Performance Award shall exceed the Maximum Performance Award.
     4.3 Performance Measures. The Committee shall establish its specific Performance Measures for a Plan Year by reference to any one or more of the following: (i) earnings before all or any taxes (“EBT”); (ii) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (iii) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (iv) earnings before all or any of interest expense and taxes (“EBIT”); (v) net earnings; (vi) net income; (vii) operating income or margin; (viii) earnings per share; (ix) growth; (x) return on shareholders’ equity; (xi) capital expenditures; (xii) expenses and expense ratio management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) profit margins; (xvii) stock price; (xviii) market share; (xvix) revenues; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) return on assets; (xxiv) economic value added; (xxv) industry indices; (xxvi) peer group performance; (xxvii) regulatory ratings; (xxviii) asset quality; (xxix) gross or net profit; (xxx) net sales; (xxxi) total shareholder return; (xxxii) sales (net or gross) measured by product line, territory, customers or other category; (xxxiii) earnings from continuing operations; (xxxiv) net worth; and (xxxv) levels of expense, cost or liability by category, operating unit or any other delineation. Performance Measures may relate to the Company and/or one or more of its Affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. In addition, to the extent consistent with the requirements of Code Section 162(m), the Performance Measures may be calculated without regard to extraordinary items. These factors will not be altered or replaced by any other criteria without ratification by the shareholders of the Company if failure to obtain such approval would result in jeopardizing the tax deductibility of Performance Awards to Participants.
Section 5. Determination of Amount of Performance Awards.
     5.1 Committee Certification Regarding Performance Measures. As soon as practicable following the end of each Plan Year, the Committee shall certify for each Participant whether the Performance Measures for that Plan Year have been met. If such Measures have been met, the Committee will award such Participant the Performance Award established under Section 4 hereof, subject to the discretion reserved in Section 5.3 to reduce such awards, but with no discretion to increase the Performance Award. The Board shall have final approval of the amounts of the Performance Awards payable to the officers of the Company, as recommended and previously approved by the Committee.
     5.2 Maximum Award. No individual Performance Award to a Participant for a Plan Year may exceed the Maximum Performance Award.
     5.3 Reduction of Award Amount. The Committee may, in its sole discretion, award to a Participant less than the specified Performance Award regardless of the fact that the Performance Measures for the Plan Year have been met.

Appendix A
Section 6. Payment of Awards.
     Performance Awards for a given Plan Year shall be paid in cash as soon as practicable following the certification by the Committee of the attainment of the Performance Measures. The Committee shall certify the attainment of the Performance Measures in a timely manner so that the Performance Awards shall be paid no later than 2 1/2 months after the close of the applicable Plan Year. Notwithstanding the above and Section 3.1, the Board or Committee may provide, at the time it approves any Performance Award under Section 4.1, that such Performance Award will be paid in one or more installment payments, that such installment payments will be adjusted for earnings and losses to the date of payment based on a reasonable rate of interest or predetermined actual investment designated at the time of such approval, and that any installment payment is conditioned upon the Participant’s continuous employment by the Company through the date of the applicable payment (excluding certain terminations if designated by the Board or Committee).
     Payments of Performance Awards (including installment payments) may be subject to deferral by the Participant pursuant to the provisions of any applicable deferred compensation plan maintained by the Company.
Section 7. Termination of Employment.
     A Participant whose employment with the Company is terminated for any reason (voluntarily or involuntarily) prior to the scheduled date of a payment of all or a portion of a Performance Award for a Plan Year shall forfeit such payment; except that any Participant whose employment with the Company is terminated on or prior to, and in connection with a Change in Control, shall continue to be entitled to the payment of his or her Performance Award for the prior Plan Year (if not yet paid), and for the Plan Year in which the Change in Control occurred as set forth in Section 8 below.
Section 8. Change in Control.
     If a Change in Control occurs, then to the extent consistent with Code Section 162(m), the Performance Measures and the Performance Award shall be automatically adjusted on a pro-rata basis (generally, based on the number of days in the Plan Year through the date of the Change in Control, divided by the number of total days in the Plan Year), and to reflect the time value of money. If the Committee, in its discretion, established minimum, target and maximum levels of Performance Measures and the related Performance Awards for such Plan Year, then the automatic adjustment described in this section shall apply to each such level. The Committee shall certify whether each Participant has attained the Performance Measures (as adjusted) as of the date of the Change in Control. Notwithstanding any later date provided by Section 6 above, each Participant who has been certified by the Committee as having attained the Performance Measures (as adjusted) shall receive, at the closing of the Change in Control, an immediate lump sum cash payment of any Performance Award (as adjusted) to which he or she is entitled under this Section.
Section 9. Plan Administration.
     9.1 Administration by Committee. The Plan shall be administered by the Committee, which shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan.
     9.2 Appointment of Committee. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee shall at all times consist solely of two or more Outside Directors.
     9.3 Interpretation of Plan Provisions. The Committee shall have complete discretion to construe and interpret the Plan and may adopt rules and regulations governing administration of the Plan. The Committee may consult with the management of the Company but shall retain responsibility for administration of the Plan. The Committee’s decisions, actions and interpretations regarding the Plan shall be final and binding upon all Participants.
Section 10. Compliance with Section 162(m) of the Code.
     The Company intends that Performance Awards under this Plan satisfy the applicable requirements of Section 162(m) of the Code so that such Code section does not deny the Company a tax deduction for such Performance Awards. It is intended that the Plan shall be operated and interpreted such that Performance Awards remain tax deductible by the Company, except to the extent set forth in Section 13.

Appendix A
Section 11. Nonassignability.
     No Performance Award granted to a Participant under the Plan shall be assignable or transferable, except by will or by the laws of descent and distribution.
Section 12. Effective Date and Term of Plan.
     The Plan, as amended and restated, shall be effective as of January 1, 2011, subject to approval by the shareholders of the Company. The Plan shall continue from year to year until terminated by the Board.
Section 13. Amendment of the Plan.
     The Board may amend, modify or terminate the Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect the payment of a Performance Award for a Plan Year already ended. In addition, any amendment or modification of the Plan shall be subject to shareholder approval if necessary for purposes of continuing to qualify compensation paid under the Plan as “performance-based compensation” under Code Section 162(m).
Section 14. General Provisions.
     14.1 Unfunded Plan. The Plan shall be an unfunded incentive compensation arrangement for a select group of key management employees of the Company. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant’s right to receive a Performance Award shall be no greater than the right of an unsecured general creditor of the Company. All Performance Awards shall be paid from the general funds of the Company, and no segregation of assets shall be made to ensure payment of Performance Awards.
     14.2 Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Alabama, without giving effect to principles of conflicts of law.
     14.3 Section Headings. The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of the Plan’s sections.
     14.4 Effect on Employment. Nothing contained in the Plan shall affect or be construed as affecting the terms of employment of any Eligible Employee except as expressly provided in the Plan. Nothing in the Plan shall affect or be construed as affecting the right of the Company to terminate the employment of an Eligible Employee at any time for any reason, with or without cause.
     14.5 Successors. All obligations of the Company with respect to Performance Awards granted under the Plan shall be binding upon any successor to the Company, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.
     14.6 Withholding of Taxes. The Company shall deduct from each Performance Award the amount of any taxes required to be withheld by any federal, state or local governmental authority.
     IN WITNESS WHEREOF, ADTRAN, Inc. has caused this restated Plan to be executed this ______ day of _________, ______.

ADTRAN, INC.
By:
Name:
Title:

ADTRAN INC.
901 EXPLORER BOULEVARD
HUNTSVILLE, AL 35806
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 3, 2011. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1.	Election of Directors
Nominees

01	Thomas R. Stanton 02 H. Fenwick Huss 03 Ross K. Ireland 04 William L. Marks 05 James E. Matthews
06	Balan Nair 07 Roy J. Nichols

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 3 and 4:	For	Against	Abstain

2a.	Say-on-Pay Resolutions, Non-binding approval of the executive compensation policies and procedures of ADTRAN as well as the compensation of the named executive officers.	☐	☐	☐	3. The adoption of the restated ADTRAN, Inc. Variable Incentive Compensation Plan.	☐	☐	☐

The Board of Directors recommends you vote your selection on the following proposal:					4. Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ADTRAN for the fiscal year ending December 31, 2011.	☐	☐	☐

		3 years	2 years	1 year	Abstain

2b.	Say-on-Pay Resolutions, Non-binding recommendation for the frequency of stockholder advisory vote on executive compensation.	☐	☐	☐	☐

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
ADTRAN, INC.
May 4, 2011
Please contact Investor Relations at 256-963-8220 for information on how to obtain directions to be able to attend the meeting and vote in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement for the 2011 Annual Meeting of Stockholders, and the 2010 Annual Report is/are available at www.proxyvote.com .

ADTRAN, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints Thomas R. Stanton and James E. Matthews, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of ADTRAN, Inc. (“ADTRAN”) which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders of ADTRAN, to be held at the headquarters of ADTRAN, 901 Explorer Boulevard, Huntsville, Alabama, on the second floor of the East Tower, on Wednesday, May 4, 2011, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated on the reverse side thereof.
This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR ALL” in Proposal 1, “FOR” each of Proposal 2(a), Proposal 3 and Proposal 4, and “ABSTAIN” for Proposal 2(b). If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to James E. Matthews, Secretary of ADTRAN, by executing and delivering to Mr. Matthews a duly executed proxy card bearing a later date, by subsequently voting by telephone or Internet, or by appearing at the Annual Meeting and voting in person.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side